                                                                   Exhibit 2.1



                            SHARE PURCHASE AGREEMENT


                                  BY AND AMONG


                               ZAPME! CORPORATION,

                           ZAPME! NOVA SCOTIA COMPANY,

                          3042179 NOVA SCOTIA LIMITED,

                          EFUNDRAISING.COM CORPORATION,

                THE SHAREHOLDERS OF EFUNDRAISING.COM CORPORATION,

                      ERIC BOYKO, AS SECURITYHOLDER AGENT,

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                      OF CALIFORNIA, N.A., AS ESCROW AGENT

                           DATED AS OF MARCH 31, 2000

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
ARTICLE I THE ACQUISITION OF SHARES..................................................1

         1.1      Purchase and Sale of Shares........................................1
         1.2      Consideration......................................................1
         1.3      Closing; Delivery..................................................2
         1.4      Surrender of Certificates..........................................3
         1.5      Tax and Accounting Consequences....................................4

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS.............4

         2.1      Organization of the Company........................................4
         2.2      Company Share Capital..............................................4
         2.3      Subsidiaries.......................................................5
         2.4      Authority..........................................................5
         2.5      Company Financial Statements.......................................6
         2.6      No Undisclosed Liabilities.........................................6
         2.7      No Changes.........................................................6
         2.8      Tax and Other Returns and Reports..................................8
         2.9      Restrictions on Business Activities...............................10
         2.10     Title to Properties; Absence of Liens and Encumbrances............11
         2.11     Intellectual Property.............................................11
         2.12     Agreements, Contracts and Commitments.............................15
         2.13     Interested Party Transactions.....................................16
         2.14     Compliance with Laws..............................................16
         2.15     Litigation........................................................17
         2.16     Insurance.........................................................17
         2.17     Minute Books......................................................17
         2.18     Environmental Matters.............................................17
         2.19     Brokers' and Finders' Fees; Third Party Expenses..................18
         2.20     Employee Matters and Benefit Plans................................19
         2.21     Employees.........................................................22
         2.22     Governmental Authorizations and Licenses..........................22
         2.23     Competition Act...................................................22
         2.24     Employee Accruals.................................................22
         2.25     Major Customers...................................................22
         2.26     Product Warranties................................................22
         2.27     Representations of each Seller....................................22
         2.28     Full Disclosure...................................................23


ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER, PARENT AND UNLIMITED...........24

         3.1      Organization of the Company.......................................24
         3.2      Authority.........................................................24
         3.3      Capital Structure.................................................25
         3.4      SEC Documents; Parent Financial Statements........................25
         3.5      No Material Adverse Change........................................26
         3.6      Conformity with Law; Litigation...................................26
         3.7      Full Disclosure...................................................27

ARTICLE IV CONDUCT PRIOR TO THE CLOSING.............................................27

         4.1      Conduct of Business of the Company................................27
         4.2      No Solicitation...................................................30
         4.3      No Encumbrance....................................................31

ARTICLE V ADDITIONAL AGREEMENTS.....................................................31

         5.1      Sale and Registration of Shares; Shareholder Matters..............31
         5.2      Confidentiality...................................................31
         5.3      Expenses..........................................................32
         5.4      Public Disclosure.................................................32
         5.5      Consents..........................................................32
         5.6      Commercially Reasonable Efforts...................................32
         5.7      Notification of Certain Matters...................................32
         5.8      Transition........................................................33
         5.9      Additional Documents and Further Assurances.......................33
         5.10     Employment and Non-Competition Agreements; Options................33
         5.11     Tax Filings.......................................................33
         5.12     Support of Efundraising...........................................33
         5.13     Seller's Release..................................................34
         5.14     Section 116 Certificate...........................................34
         5.15     Buyer's Tax Election..............................................36
         5.16     Access to Information.............................................37
         5.17     Post-Closing Covenants............................................37

ARTICLE VI CONDITIONS TO THE PURCHASE...............................................39

         6.1      Conditions to Obligations of Each Party to Effect the Purchase....39
         6.2      Additional Conditions to Obligations of the Sellers...............39
         6.3      Additional Conditions to the Obligations of Parent and Buyer......40


                                          -ii-


ARTICLE VII INDEMNIFICATION; ESCROW.................................................42

         7.1      Indemnification...................................................42
         7.2      Escrow Period.....................................................42
         7.3      Escrow Arrangements...............................................43
         7.4      Fees..............................................................50

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER......................................51

         8.1      Termination.......................................................51
         8.2      Effect of Termination.............................................52
         8.3      Amendment.........................................................52
         8.4      Extension; Waiver.................................................52

ARTICLE IX GENERAL PROVISIONS.......................................................52

         9.1      Survival of Representations, Warranties and Agreements............52
         9.2      Notices...........................................................53
         9.3      Interpretation....................................................54
         9.4      Counterparts......................................................54
         9.5      Entire Agreement; Assignment......................................54
         9.6      Severability......................................................55
         9.7      Other Remedies....................................................55
         9.8      Governing Law.....................................................55
         9.9      Arbitration.......................................................55
         9.10     Rules of Construction.............................................56
         9.11     Specific Performance..............................................56
         9.12     English Language Only.............................................56

                                       INDEX OF EXHIBITS

         EXHIBIT           DESCRIPTION
         -------           -----------
         Exhibit A         Holders of Company Securities

         Exhibit B         Form of Legal Opinion of Counsel to the Company

         Exhibit C         Form of Shareholder's Certificate

         Exhibit D         Form of Declaration of Registration Rights

         Exhibit E         Form of Employment and Non-Competition Agreement for Sellers

         Exhibit F         Business Plan of the Company

         Exhibit G         Opinions of counsel to Parent, Buyer and Unlimited

         Exhibit H         Share Provisions

         Exhibit I         Form of Support Agreement

         Exhibit J         Form of Exchange Agreement

                                           INDEX OF SCHEDULES

         SCHEDULE          DESCRIPTION
         --------          -----------
         2.1               Organization of the Company
         2.2(a)            Shareholder List
         2.3               Affiliated Companies and Subsidiaries
         2.4               Governmental and Third Party Consents
         2.5               Company Financials
         2.6               Undisclosed Liabilities
         2.7               No Changes
         2.8               Tax Returns and Audits
         2.9               Restrictions on Business Activities
         2.10(a)           Leased Real Property
         2.10(b)           Liens on Property
         2.11(b)           Company Registered Intellectual Property
         2.11(c)           Title to Company Intellectual Property
         2.11(e)           Transferred Intellectual Property
         2.11(g)           Incoming Intellectual Property Licenses
         2.11(h)           Obligations Regarding Intellectual Property
         2.11(j)           Necessary Actions to Preserve Intellectual Property Rights
         2.11(l)           Infringement or Misappropriation of Company Intellectual Property
         2.11(m)(i)        Proprietary Information, Confidentiality and Assignment Agreements
         2.11(p)           Year 2000 Compliance
         2.11(q)           Royalties or Other Compensation for Company Intellectual Property
         2.12(a)           Agreements, Contracts and Commitments
         2.12(b)           Breaches
         2.13              Interested Party Transactions
         2.15              Litigation
         2.16              Insurance
         2.19              Brokers/Finders Fees; Expenses of Transaction
         2.20              Employee Matters and Benefit Plans
         2.24              Employees Accruals
         2.25              Major Customers
         4.11              Company Affiliate List
         7.3               Sellers' Percentage Interests in the Escrow Agent
         7.4               Escrow Agent's Fees and Expenses

                            SHARE PURCHASE AGREEMENT

         This SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of March 31, 2000 by and among ZapMe! Corporation, a Delaware corporation ("PARENT"), ZapMe! Nova Scotia Company, a Nova Scotia company and a wholly owned subsidiary of Parent ("UNLIMITED"), 3042179 Nova Scotia Limited, a Nova Scotia company and wholly-owned subsidiary of Unlimited ("BUYER"), Efundraising.com Corporation, a corporation existing under the Federal laws of Canada (the "COMPANY"), Eric Aubertin, Eric Boyko (together with Eric Aubertin, the "MANAGEMENT SELLERS"), the other shareholders of the Company listed on EXHIBIT A hereto (together with the Management Sellers, each individually a "SELLER" and collectively the "SELLERS"), Eric Boyko, as Securityholder Agent, and for the purposes of Article VII only, State Street Bank and Trust Company of California, N.A., as Escrow Agent.

                                    RECITALS

         A. Sellers own all of the issued and outstanding shares of Company's Common Shares (the "SHARES"), which constitute all of the issued and outstanding securities of the Company.

         B. Sellers desire to sell the Shares, and Parent, Unlimited, Buyer and the Company desire that Buyer purchase all of the Shares. The parties hereto are entering into this Agreement to provide for Buyer's acquisition of the Shares and the Company thereby becoming a wholly owned subsidiary of Buyer, and to establish various rights, obligations and conditions in connection therewith (the "ACQUISITION").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                    ARTICLE I

                            THE ACQUISITION OF SHARES

         1.1 PURCHASE AND SALE OF SHARES. On the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Shares, constituting all of the issued and outstanding securities of the Company, for the consideration set forth in Section 1.2, and each of the Sellers agrees to sell, transfer, assign and deliver to the Buyer, all of his or its right, title and interest in and to the Shares.

         1.2 CONSIDERATION.

                  (a) PURCHASE PRICE. As consideration (the "CONSIDERATION") for the sale, transfer, assignment and delivery of all of Sellers' right, title and interest in and to the Shares to Buyer, and the representations, warranties and other agreements of the Company and the Sellers set forth in or otherwise contemplated by this Agreement, Buyer will, at the Closing (defined in Section 1.3(a) herein): (i) pay $226,714.09 to Eric Aubertin and $173,285.91 to Eric Boyko, (ii) pay $850,000 to all of the Sellers except the Management Sellers, with such cash allocated among such Sellers in proportion to their respective holdings of the Shares as set forth in Schedule 2.2(a) (defined in Article II herein), but excluding shares owned by the Management Sellers in calculation of such proportion, (iii) issue to all of the Sellers except the Management Sellers 500,000 Class A preferred shares of Buyer ("CLASS A
PREFERRED SHARES"), with such shares allocated among such Sellers in proportion to their respective holdings of the Shares as set forth in Schedule 2.2(a) of the Company Schedules, but excluding shares owned by the Management Sellers in calculation of such proportion, and (iv) issue to Eric Boyko: (A) that number of Class C Preferred Shares of Buyer ("CLASS C PREFERRED SHARES") equal to $473,286 divided by the Share Price (as defined below), (B) that number of Class D Preferred Shares of Buyer ("CLASS D PREFERRED SHARES") equal to
$473,286 divided by the Share Price, and (C) that number of Class E Preferred Shares of Buyer ("CLASS E PREFERRED SHARES") equal to $473,286 divided by the Share Price, in each case, rounded up to the nearest whole share. All references to dollar amounts in this Section 1.2 and elsewhere in this Agreement are in U.S. dollars. The cash payments provided for in this Section
1.2 are payable by certified check.

                  (b) DEPOSIT OF ESCROW SHARES. At the Closing, Buyer will deposit into an escrow account, as set forth in Article VII, 125,000 Class A Preferred Shares, otherwise distributable to the Sellers, as partial security for the indemnity provided in Section 7.1 herein. In addition, 25% of the shares of Common Stock of Parent ("PARENT COMMON STOCK") subject to the Options (defined in Section 5.10 hereof) (the "OPTION FUND") (together with the 125,000 Class A Preferred Shares "ESCROW AMOUNT") shall be considered held in escrow as partial security for the indemnity provided in Section 7.1 herein.

                  (c) SHARE PRICE. For purposes of this Agreement, the Share Price shall mean $8.356.

         1.3 CLOSING; DELIVERY.

                  (a) CLOSING. Unless this Agreement is earlier terminated pursuant to Article VIII hereof, the closing of the Acquisition (the "CLOSING") will take place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI hereof at the offices of Goodman Phillips & Vineberg, 1501 McGill College Avenue, Montreal, Quebec, unless another place or time is agreed to by Parent and the Sellers. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE."

                  (b) DELIVERY AT THE CLOSING.  At the Closing:

                               (i) Buyer will deliver to each Seller the cash
portions of the Consideration to which they are entitled and a certificate, where applicable, representing the number of Class A, C, D and E Preferred Shares to which they are entitled pursuant to Section 1.2 herein.

                               (ii) The Sellers shall deliver to Buyer evidence
reasonably satisfactory to it that the Agreement and the Acquisition shall have been adopted and approved by the Board of

Directors of the Company by the requisite vote under applicable law and Company's Articles of Incorporation and by-laws.

                               (iii) The Company shall deliver to Buyer evidence
satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in SCHEDULE 2.4 (including, without limitation, any consents, waivers or approvals required under any contract or agreement to which the Company is a party or by which it is bound and which are necessary in connection with the Acquisition to maintain all rights of the Company thereunder subsequent to the Closing).

                               (iv) The Company shall deliver to Buyer a legal
opinion in substantially the form attached hereto as EXHIBIT B from Brouillette Charpentier Fortin and/or Goodman Phillips & Vineberg, legal counsel to the Company and the Sellers .

                               (v) The Parent shall deliver to the Seller a
legal opinion in substantially the form attached hereto as EXHIBIT G from Wilson Sonsini Goodrich & Rosati, P.C., and from local counsel to the Buyer, Parent and Unlimited.

                               (vi) Each of the Sellers shall deliver to Buyer
an executed Shareholder's Certificate which shall be in full force and effect.

                               (vii) Each of the Management Sellers shall
deliver to Buyer or Parent, as the case may be, and Buyer or Parent, as the case may be, shall deliver to each of the Management Sellers, an Employment and Non-Competition Agreement pursuant to Section 5.10 hereof, and the Option Agreements (as defined in Section 5.10 hereof) which Employment and Non-Competition Agreements and Option Agreements shall not have been terminated or repudiated by either Management Seller or the Parent, and shall be in full force and effect.

                               (viii) The Company shall deliver to Buyer
evidence reasonably satisfactory to it that the directors of the Company in office immediately prior to the Closing have resigned as directors of the Company effective immediately following the Closing.

                               (ix) The Buyer, Parent and Unlimited shall
deliver to the Company and Sellers evidence reasonably satisfactory to them that Buyer, Parent and Unlimited shall have entered into the Support Agreement by and among Buyer, Parent and Unlimited attached hereto as EXHIBIT I, and the Exchange Agreement by and among Buyer, Parent and Sellers, attached hereto as EXHIBIT J.

         1.4 SURRENDER OF CERTIFICATES.

                  (a) SURRENDER OF CERTIFICATES. Each Seller will deliver to Buyer all stock certificates, stock powers, endorsements, assignments and other instruments and documents necessary or appropriate to sell, convey, assign and deliver the Shares to Buyer.

                  (b) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificate evidencing Shares shall have been lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such cash and Class A, C, D or E Preferred Shares as may be required pursuant to Section 1.2; PROVIDED, HOWEVER, that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.5 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Acquisition shall (i) constitute a taxable exchange for United States federal income tax purposes (not qualifying under Section 368 or 351 of the United States Internal Revenue Code of 1986, as amended) to Sellers who are subject to taxation in the United States on the sale or exchange of Shares and
(ii) qualify for accounting treatment as a purchase.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLERS

         Except as disclosed in a document dated as of the date hereof referring specifically to the representations, warranties or covenants in this Agreement which reasonably identifies the basis for an exception to a representation, warranty or covenant in this Agreement and which is delivered by the Company to Buyer prior to the execution of this Agreement (the "COMPANY SCHEDULES"), the Company and the Sellers severally and not jointly represent and warrant to Parent, Unlimited and Buyer as set forth below and acknowledge that Parent, Unlimited and Buyer are relying on such representations and warranties in connection with Buyer's purchase of the Shares.

         2.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and validly existing under the federal laws of Canada. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on the business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of the Company taken as a whole (hereinafter referred to as a "MATERIAL ADVERSE EFFECT"). The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws (or equivalent organizational documents), each as amended to date, to Parent and Buyer.

         2.2 COMPANY SHARE CAPITAL.

                  (a) The authorized share capital of the Company consists of an unlimited number of Class A Common Shares ("COMMON SHARES"), of which 130,230 shares are issued and outstanding as of the date hereof, and an unlimited number of Class B Common Shares, Class A Preferred Shares, Class B Preferred Shares, Class C Preferred Shares, and Class D Preferred Shares, none of which are outstanding on the date hereof. The outstanding shares of the Company are held of record by the persons, with the addresses of record and in the amounts, set forth on SCHEDULE 2.2(a). All outstanding Common Shares are owned by the Sellers, free and clear of any liens or encumbrances, and have been duly authorized and validly issued and are fully paid and non-assessable and not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound. All such issuances of securities have been made in compliance with applicable securities and other laws.

                  (b) There are no options, warrants, call rights, commitments or agreements of any character, written or oral, to which either the Company or a Seller is a party or by which such person is bound, obligating the Company or any Seller to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold repurchased or redeemed, any shares of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call right commitment or agreement.

         2.3 SUBSIDIARIES. Except as set forth in SCHEDULE 2.3, the Company does not have any subsidiaries or affiliated companies and does not otherwise own any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity. The Company owns all of the issued share capital of each of its subsidiaries. SCHEDULE 2.3 sets forth the jurisdiction of organization, issued and outstanding shares, registered shareholders, directors and officers of each of Company's subsidiaries.

         2.4 AUTHORITY. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth in SCHEDULE 2.4, the execution and delivery of this Agreement by the Company does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or any Shareholders agreement or resolution of Company's board of directors or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Company applicable to the Company or its properties or assets, except where such failure or conflict would not have or could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, board or commission or other federal, provincial, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict) is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws,
(ii) the filing with appropriate Canadian authorities of such forms as may be required by the Investment Canada Act, (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
SCHEDULE 2.4 and (iv) such other consents, waivers, authorizations, filings, approvals and registrations the absence of which would not have or could not reasonably be expected to have a Material Adverse Effect.

         2.5 COMPANY FINANCIAL STATEMENTS. SCHEDULE 2.5 sets forth Company's unaudited balance sheet as of February 29, 2000 (the "BALANCE SHEET"), the related unaudited statements of earnings, of deficits and of changes in the financial position for the seven-month period ended February 29, 2000 and the footnotes thereto, the Company's audited balance sheet as of July 31, 1999 and the related audited statements of earnings of deficits and of changes in the financial position for the year ended July 31, 1999 (collectively, the "COMPANY FINANCIALS"). The Company Financials present fairly in all material respects the financial position and the results of operations of the Company as of the dates and during the periods indicated therein in accordance with Canadian generally accepted accounting principles ("CANADIAN GAAP") applied on a basis consistent throughout the periods indicated and consistent with each other on the assumption that the Acquisition will be concluded on substantially the terms set forth herein.

         2.6 NO UNDISCLOSED LIABILITIES. Except as set forth in SCHEDULE 2.6, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, which individually or in the aggregate exceeds $10,000.00, whether accrued, absolute, contingent, matured, unmatured or other (where required to be reflected in financial statements in accordance with generally accepted accounting principles), except for those liabilities which are reflected in the Balance Sheet or those liabilities incurred after February 29, 2000 in the ordinary course of business consistent with past practice.

         2.7 NO CHANGES. Except as set forth in SCHEDULE 2.7, since the date of the Balance Sheet, there has not been, occurred or arisen any:

                  (a) transaction by the Company except in the ordinary course of business as conducted on the date of the Balance Sheet and consistent with past practices which individually or in the aggregate exceeds $10,000.00;

                  (b) amendments or changes to the Articles of Incorporation or Bylaws or other constating documents of the Company;

                  (c) capital expenditure or commitment by the Company, either individually or in the aggregate, exceeding $10,000;

                  (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                  (e) claim of wrongful discharge or dismissal or other unlawful labor practice or action or, to Company's knowledge, any union, collective bargaining or labor organizing activity;

                  (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, or any disagreement between the Company and its auditors;

                  (g) revaluation by the Company of any of its assets which individually or in the aggregate would be material, including without limitation any write down of the value of any inventory or any write off or uncollectible of any accounts or notes receivable or any portion thereof in amounts exceeding $50,000 in the aggregate;

                  (h) declaration, setting aside or payment of a dividend or other distribution with respect to the shares of the Company or any direct or indirect redemption, purchase or other acquisition by the Company of any shares in the share capital of the Company;

                  (i) increase in the salary or other compensation payable or to become payable by the Company to any of Company's officers, directors, employees, consultants or advisors, or the declaration, payment or commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

                  (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                  (k) amendment or termination of any Contract (as defined in Section 2.12);

                  (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                  (m) waiver or release of any material right or claim of the Company, including any write-off or other compromise of any account receivable of the Company which would constitute a Material Adverse Effect;

                  (n) notice of any claim of ownership by a third party of any Company Intellectual Property (as defined in Section 2.11 below) or notice of infringement by the Company of any third party's intellectual property rights;

                  (o) issuance or sale by the Company of any shares in the share capital of the Company, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

                  (p) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Company Intellectual Property to the Company except in the ordinary course of business as conducted on that date, consistent with past practices;

                  (q) payment, discharge or satisfaction of any encumbrance, liability or obligation of the Company (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than payment of accounts payable, scheduled loan payments and tax liabilities incurred in the ordinary course of business as conducted on that date, consistent with past practices;

                  (r) forward purchase contracts or forward sales commitments, other than in the ordinary course of business as conducted on that date, consistent with past practices;

                  (s) event or condition of any character that would have a Material Adverse Effect on the Company; or

                  (t) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (s) (other than negotiations with Buyer, Parent and their representatives regarding the transactions contemplated by this Agreement).

         2.8 TAX AND OTHER RETURNS AND REPORTS.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all provincial, federal, state, local, municipal and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, goods and services, use and occupation, workers' compensation, provincial value added, goods and services, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, customs, excise and property taxes, together with all assessments and reassessments, interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS. Except as set forth in SCHEDULE
2.8:

                               (i) The Company as of the Closing, except for the
fiscal year ending July 31, 2000, will have prepared and filed all required provincial, federal, state, local and foreign returns, estimates, declarations, information statements and reports ("RETURNS") required to be filed before the Closing with any governmental or taxing authority relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

                               (ii) The Company, as of the Closing: (A) will
have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, stockholders or other third parties all Taxes and other material deductions required to be withheld and have, within the time required by law, paid such withheld amounts to the proper governmental authorities.

                               (iii) The Company has not been delinquent in the
payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax. There are no matters relating to Taxes under discussion between any Governmental Authority and the Company or any subsidiary.

                               (iv) No audit or other examination of any Return
of the Company is currently in progress, nor has the Company been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to Company's knowledge, threatening to assert against the Company any claim for Taxes.

                               (v) The Company has no liabilities as of the date
hereof for unpaid Taxes which have not been accrued or reserved against in accordance with Canadian GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations. Since February 29, 2000, the Company has not incurred any liability for Taxes other than in the ordinary course of business.

                               (vi) The Company has provided to Parent and Buyer
copies of all federal, provincial and state income, all goods and services and all provincial and state sales and use Tax Returns for the Company that have been requested by Parent and Buyer.

                               (vii) The Company has remitted to the appropriate
tax authority when required by law to do so all amounts collected by it on account of Taxes under Part IX of the EXCISE TAX ACT (Canada) and any similar provincial legislation and in respect of retail sales tax.

                               (viii) There are (and as of immediately following
the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

                               (ix) The Company has no knowledge of any basis
for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                               (x) As of the Closing, there will not be any
contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the U.S. Internal Revenue Code of 1986, as amended (the "CODE").

                              (xi)  The Company has filed no consent agreement
under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                             (xii)  The Company is not a party to a tax sharing
or allocation agreement and is not liable for the Taxes of any other person, whether as a transferee or successor or by contract or otherwise, nor does the Company owe any amount under any such agreement.

                            (xiii)  Company's tax basis in its assets for
purposes of determining its future amortization, depreciation and other federal and provincial income tax deductions is accurately reflected on Company's tax books and records and Tax Returns.

                             (xiv)  The Company has not participated in or
cooperated with a boycott under Section 999 of the Code.

                              (xv)  No power of attorney has been granted by the
Company with respect to any matter relating to Taxes.

                             (xvi)  The Company has not requested or received a
ruling from any taxing authority or entered into a settlement or compromise with any taxing authority.

                            (xvii)  To Company's knowledge, no circumstances
exist which would make the Company or any subsidiary subject to the application of any of sections 79 to 80.04 of the INCOME TAX ACT (Canada) or a similar provision under a provincial taxing statute. The Company has not acquired property or services from or disposed of property or provided services to, a person with whom it does not deal at arm's length (within the meaning of the INCOME TAX ACT (Canada) and the equivalent provisions of the Quebec Taxation
Act) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the INCOME TAX ACT (Canada) and the equivalent provisions of the Quebec Taxation Act.

                           (xviii)  The Company has not deducted any material
amounts in computing its income in a taxation year which may be included in a subsequent taxation year under Section 78 of the INCOME TAX ACT (Canada) or a similar provision under a provincial taxing statute.

         2.9 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as set forth in
SCHEDULE 2.9, there is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         2.10 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

                  (a) Except as set forth in SCHEDULE 2.10(a), the Company does not own any real property, nor has the Company ever owned any real property.
SCHEDULE 2.10(a) also sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. Except as disclosed in SCHEDULE 2.10(a), the Company occupies such leased property and to Company's knowledge, has the exclusive right to occupy such leased property. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default by the Company).

                  (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vi)), except as reflected in the Company Financials or in SCHEDULE 2.10(b) or in respect of leases disclosed in SCHEDULE 2.12(a) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

         2.11 INTELLECTUAL PROPERTY.

                  (a) For the purposes of this Agreement, the following terms have the following definitions:

         "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all Canadian, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("PATENTS"); (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, formulae, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world; (vii) all databases and data collections and all rights therein throughout the world; (viii) all licenses, registered user agreements and like rights; (ix) all computer software including all source code, object code, firmware, development tools, files, records and data, as well as all media on which any of the foregoing is recorded; (x) any similar, corresponding or equivalent rights to any of the foregoing; and (xi) all documentation related to any of the foregoing.

         "COMPANY INTELLECTUAL PROPERTY" shall mean any Intellectual Property that (i) is owned by (ii) was exclusively licensed to, or (iii) was developed or created by, the Company or any subsidiary of the Company.

         "REGISTERED INTELLECTUAL PROPERTY" shall mean all Canadian, United States, and other foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered user agreements; (iv) registered copyrights and applications for copyright registration; (v) any mask work registrations and applications to register mask works; and (vi) any other Company Intellectual Property that is subject of an application, certificate, filing, registration or other document issued by, filed with, or registered or recorded by, any state, government or other public legal authority.

                  (b) SCHEDULE 2.11(b) lists all Registered Intellectual Property owned by, licensed to, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and lists any prior or pending proceedings or actions taken by or against the Company or, to Company's knowledge, which involves the Company, before any court, tribunal (including the Canadian or United States Patent and Trademark Offices or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property.

                  (c) Each item of Company Intellectual Property, including all Company Registered Intellectual Property listed in SCHEDULE 2.11(b), is free and clear of any Liens except as reflected in the Company Financials or SCHEDULE 2.10(b). The Company (i) to its knowledge is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or technology or the provision of any services by the Company and (ii) owns exclusively, and has good title to, all copyrighted works that are products of the Company or other works of authorship that the Company otherwise purports to own other than the third party licensed trade marks, trade names, copyrighted works and other works listed in SCHEDULE 2.11(c).

                  (d) To the extent that any Intellectual Property has been developed or created by any person other than the Company for which the Company has, directly or indirectly, acquired, the Company has a written agreement with such person with respect thereto and the Company thereby has obtained ownership of, is the exclusive owner of, or is authorized to use all rights in such Intellectual Property.

                  (e) Except as set forth in SCHEDULE 2.11(e)(i), the Company has not transferred ownership of or granted any license of or right to use or authorized the retention of any rights to use any Intellectual Property that is or was Company Intellectual Property, to any other person, other than pursuant to agreements entered into in the ordinary course of business which are substantially identical to Company's standard form of license agreement attached hereto as SCHEDULE 2.11(e)(ii) ("STANDARD LICENSE AGREEMENTS").

                  (f) The Company owns or has a written license to all Intellectual Property used in and/or necessary to the conduct of its business as it currently is conducted, including the design, development, manufacture, use, licensing, copying, distribution or other exploitation, import and sale of the products, technology and services of the Company and all products, technology or services currently under development.

                  (g) Other than "SHRINK-WRAP" and similar widely available commercial end-user licenses (each, an "END-USER LICENSE"), the contracts, licenses and agreements listed in SCHEDULE 2.11(g) include all contracts, licenses and agreements to which the Company is a party with respect to any Intellectual Property of any person other than the Company. To the Company's knowledge, no person other than the Company has ownership rights to improvements made by the Company in Intellectual Property which has been licensed to the Company.

                  (h) SCHEDULE 2.11(h) lists all contracts, licenses and agreements in respect of software programs owned by third parties (whether or not such contract, license or agreement is with such third parties), between the Company and any other person wherein or whereby the Company has agreed to, or assumed, any material obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any material obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by the Company or such other person of the Intellectual Property of any person other than the Company other than as disclosed in Company's Standard License Agreement.

                  (i) (X) The operation of Company's business does not infringe or misappropriate the Intellectual Property (other than Patents) of any person, violate the rights of any person (including rights to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Intellectual Property (other than Patents) of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is the Company aware of any basis therefor).

                           (Y) The operation of Company's business does not
infringe or misappropriate the Patents of any person, and the Company has not received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company infringes or misappropriates the Patents of any person (nor is the Company aware of any basis therefor). The representations and warranties of this Section 2.11(i)(Y) shall only apply to claims of infringement or misappropriation or violations arising from (i) the products or technology of the Company existing as of the Closing and (ii) products or technology under development as of the Closing.

                  (j) The Company Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.
SCHEDULE 2.11(j) lists all actions that must be taken by the Company within sixty (60) days of the Closing, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Company Intellectual Property.

                  (k) There are neither contracts, licenses nor agreements between either the Company on the one hand and any other person on the other with respect to Company Intellectual Property under which there is any dispute known to the Company regarding the scope of such agreement or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                  (l) Except as set forth on SCHEDULE 2.11(l), to the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

                  (m) The Company has taken reasonable steps in accordance with normal industry practice to protect the rights of the Company in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, except as set forth in SCHEDULE 2.11(m)(i), all current and former consultants and contractors who have been engaged by the Company in that area of the Company's business involving fundraising over the Internet have executed proprietary information, confidentiality and assignment agreements substantially in Company's standard forms. As a matter of contract or otherwise by law, no employee, consultant or contractor has rights to any Company Intellectual Property.

                  (n) No Company Intellectual Property or product, technology or service of the Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

                  (o) To the knowledge of the Company, no (i) product, technology, service or publication of the Company, (ii) material published or distributed by the Company or (iii) conduct or statement of the Company, constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any law or regulation which would result in a Material Adverse Effect.

                  (p) Except as set forth in SCHEDULE 2.11(p), the Company has taken reasonable steps to ensure that Company's products (including existing products and technology and products and technology currently under development) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 1999, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively, "YEAR 2000 COMPLIANT"). Except as set forth in
SCHEDULE 2.11(p), the Company has taken reasonable steps to ensure that its products will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 1999. Except as set forth in
SCHEDULE 2.11(p), all of Company's internal computer and technology products and systems are Year 2000 Compliant.

                  (q) Except as set forth in SCHEDULE 2.11(q), the Company is not obligated to pay any royalties or other compensation to any person in respect of its ownership, use or license of any of the Company Intellectual Property.

         2.12 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth on
SCHEDULE 2.12(a), the Company does not have, and is not a party or bound by:

                               (i)  any collective bargaining agreements,

                              (ii)  any agreements or arrangements that contain
any severance pay or post-employment liabilities or obligations, other than reasonable notice provisions at law,

                             (iii)  any bonus, deferred compensation, pension,
profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                              (iv)  any employment or consulting agreement,
contract or commitment with an employee or individual consultant or salesperson or any consulting or sales agreement, contract or commitment under which any firm or other organization provides services to the Company,

                               (v)  any agreement or plan, including, without
limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                              (vi)  any fidelity or surety bond or completion
bond,

                             (vii)  any lease of personal property having a
value individually in excess of $50,000,

                            (viii)  any agreement of indemnification or
guaranty,

                              (ix)  any agreement, contract or commitment
containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                               (x)  any agreement, contract or commitment
relating to capital expenditures and involving future payments in excess of $50,000,

                              (xi)  any agreement, contract or commitment
relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the business of the Company,

                             (xii)  any mortgages, indentures, loans or credit
agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause (viii) hereof,

                            (xiii)  any purchase order or contract for the
purchase of raw materials involving $35,000 or more,

                             (xiv)  any construction contracts,

                              (xv)  any distribution, joint marketing or
development agreement,

                             (xvi)  any agreement pursuant to which the Company
has granted or may grant in the future, to any party, a source-code license or option or other right to use or acquire source-code, or

                            (xvii)  any other agreement, contract or
commitment that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

         Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in SCHEDULE 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any End-User License or any agreement, contract or commitment required to be set forth on SCHEDULE 2.12(a) (any such End-User License or any agreement, contract or commitment, a "CONTRACT," it being understood that this representation applies to license agreements, service agreements and management agreements in Company's standard form, which shall constitute Contracts for purposes of this Agreement, but need not be included in SCHEDULE 2.12(a)). Each Contract is in full force and effect and, except as otherwise disclosed in SCHEDULE 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto. The Company has no agreements with customers or suppliers involving credit terms of more than one year.

         2.13 INTERESTED PARTY TRANSACTIONS. Except as set forth on SCHEDULE 2.13, no officer, director or shareholder of the Company, and no officer, director or shareholder of a shareholder nor any relative or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest, has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in SCHEDULE 2.12(a) or SCHEDULE 2.11(b); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "ECONOMIC INTEREST IN ANY ENTITY" for purposes of this Section 2.13.

         2.14 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any Canadian, U.S., foreign, provincial, federal, state or local statute, law or regulation.

         2.15 LITIGATION. Except as set forth in SCHEDULE 2.15, there is no action, suit or proceeding of any nature pending or, to Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such nor has the Company received any notice of commencement of any lawsuit or proceeding against, or investigation of, the Company or its affairs. Except as set forth in SCHEDULE 2.15, there is no investigation pending or, to Company's knowledge, threatened against the Company, its properties or any of its officers or directors by or before any Governmental Entity. SCHEDULE 2.15 sets forth, with respect to any such action, suit, proceeding or investigation identified therein, to the extent known, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. To the Company's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company to develop, manufacture, offer or sell any of its products in the present manner or style thereof.

         2.16 INSURANCE. The Company maintains valid insurance which is identified in SCHEDULE 2.16, contains provisions which are reasonable and customary in Company's industry. There is no claim by the Company pending under any of such insurance as to which coverage has been questioned, denied or disputed by the underwriters of such insurance. True and complete copies of such insurance together with the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Company have been provided to Buyer. All premiums due and payable under all such insurance have been paid, and the Company is otherwise in material compliance with the terms of such insurance (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such insurance.

         2.17 MINUTE BOOKS. The minute books of the Company made available to counsel for Parent and Buyer are the only minute books of the Company and contain, the text of all resolutions passed and an accurate summary of all meetings of directors (or committees thereof) and shareholders or actions by written consent since the time of the amalgamation of the Company.

         2.18 ENVIRONMENTAL MATTERS.

                  (a) HAZARDOUS MATERIALS. The Company has not operated any underground storage tanks, and has no knowledge of the existence, without further inquiry, at any time, of any underground storage tank (or related piping or pumps), at any property that the Company has at any time owned, operated, occupied or leased. No Hazardous Materials (as defined below) are present as a result of the actions or omissions of the Company, or, to the knowledge of the Company, without further inquiry, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

                  (b) HAZARDOUS MATERIALS ACTIVITIES. The Company has not transported, stored, used, manufactured, disposed of or released Hazardous Materials in violation of any Environmental Laws as defined below in effect on or before the Closing, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIALS ACTIVITIES") in violation of any Environmental Laws or any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

                  (c) PERMITS. The Company currently holds all environmental approvals, permits, orders, registrations, manifests, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Hazardous Material Activities of the Company and other businesses of the Company as and to the extent that such activities and businesses are currently being conducted.

                  (d) COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws. The Company has not received any notice of any non-compliance with any Environmental Laws, and the Company has not ever been convicted of an offense for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

                  (e) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of the Company, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

                  (f) DEFINITION OF "HAZARDOUS MATERIALS". As used herein, "HAZARDOUS MATERIALS" shall mean any substance that has been designated by any Governmental Entity or by any Environmental Law to be a pollutant, radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, oil and petroleum products, urea-formaldehyde and all substances listed as a "HAZARDOUS SUBSTANCE," "HAZARDOUS WASTE," "HAZARDOUS MATERIAL," "CONTAMINANTS" or "TOXIC SUBSTANCE" or words of similar import, under any Environmental Law.

                  (g) DEFINITION OF "ENVIRONMENTAL LAWS". As used herein, "ENVIRONMENTAL LAWS" shall mean all applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and, to the extent applicable to the conduct of Company's Business in the United States (whether federal, state or local) or any other jurisdiction in which the Company carries on business relating to the protection and preservation of the environment, occupational health and safety, product safety or product liability.

         2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth on SCHEDULE 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. SCHEDULE 2.19 lists any agreement, written or oral, with respect to such fees. SCHEDULE 2.19 sets forth Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.3(a)) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         2.20  EMPLOYEE MATTERS AND BENEFIT PLANS.

               (a) COMPLIANCE. SCHEDULE 2.20(a) contains a true and complete list of each employee benefit plan or arrangement, and any plan, agreement or program providing for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by the Company and (ii) covers any employee or former employee of the Company (collectively "BENEFIT ARRANGEMENTS"). Each Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, laws, ordinances and regulations which are applicable to such Benefit Arrangements. No Benefit Arrangement has unfunded liabilities that, as of the Closing Date, will not be offset by insurance or fully accrued or reserved against in the Company Financials.

               (b) NO POST-EMPLOYMENT OBLIGATIONS. Except as set forth in
SCHEDULE 2.20(b), no Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other employee benefits to any current, former, or retired employee, consultant or director of the Company or any affiliate ("EMPLOYEE") upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has not ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               (c) EFFECT OF TRANSACTION.

                      (i) Except as set forth on SCHEDULE 2.20(c)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not constitute an event under any Company Benefit Arrangement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                      (ii) Except as set forth on SCHEDULE 2.20(c)(ii), no payment or benefit which will or may be made by the Company or its affiliates or by Parent or Buyer or any of their affiliates with respect to any Employee as a result of the transactions contemplated by this Agreement or otherwise will be characterized as "PARACHUTE PAYMENT," within the meaning of Section 280G(b)(2) of the Code (but without regard to clause (ii) thereof).

               (d) EMPLOYMENT MATTERS. The Company (i) is in compliance in all material respects with all applicable provincial, federal, state, foreign and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees;
(iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

               (e) LABOR. No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. Except as set forth in SCHEDULE 2.20(e), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, constitute a Material Adverse Effect. Except as set forth in SCHEDULE 2.20(e), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees, and no collective bargaining agreement is being negotiated by the Company. Without limiting the generality of the foregoing, the Company is in material compliance with and there are no legal proceedings or proceedings of any kind under the Labour Standards act (Quebec), the Pay Equity Act (Quebec), the Act respecting Labour standards (Quebec), the Manpower Act (Quebec), the Act respecting Occupational Health & Safety (Quebec), the Act respecting Industrial Accidents and Occupational Diseases (Quebec) and the Charter of Human Rights and Freedoms (Quebec).

               (f) In addition to and without limiting the generality of the foregoing, with respect to each Company Employee Plan and Employee Agreement that has been adopted or maintained by the Company or any of its Affiliates for the benefit of Employees in Canada ("CANADIAN BENEFIT PLANS"):

                    (1) Except as provided on Schedule 2.20(f) (1) correct and complete copies of the following have been provided to the Buyer:

                          a) Detailed description of current administration
policies and conduct regarding non-pension benefits and their improvements;

                          b) Complete employee data including birth dates,
sex, years of service/plan membership, earnings, and any other data relevant to determining benefits;

                    (2) It is represented and warranted that:

                          a) No amendments have been made to the Canadian
Benefit Plans and no improvements have been promised, and no such amendments or improvements will be made or promised prior to the Closing except as disclosed in Schedule 2.20(b);

                          b) All employee data provided is true and correct;

                          c) All contributions or premiums required to be
paid under each of the Canadian Benefit Plans have been paid in a timely fashion in accordance with the Plan and any applicable legislation;

                          d) There are no unfunded liabilities or solvency
deficiencies;

                          e) There have been no improper withdrawals,
applications or transfers of assets from any Canadian Benefit Plan or related fund;

                          f) All material obligations regarding each of the
Canadian Benefit Plans have been satisfied and there are no outstanding defaults or violations by any party thereto;

                          g) No material changes have occurred which would
affect the actuarial valuation reports (with respect to pension plans) or financial statements (with respect to pension and non-pension plans) provided to the Buyer;

                          h) There are no participating employers under any
of the Canadian Benefit Plans, other than the Company;

                          i) No insurance policy or other contract or
agreement affecting any Canadian Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder;

                          j) The level of insurance reserves under each
Canadian Benefit Plan which is insured is reasonable and sufficient to provide for all incurred but unreported claims, and

                          k) There are no Canadian Benefit Plans which are
pension plans.

               (g) CSST MATTERS.

                      (i) The Company has been duly assessed for employers contributions by the Commission de la Sante et Securite du Travail ("CSST"); the business activities of the Company have been correctly classified by the CSST; the "MASSE SALARIAL" has been correctly stated and assessed; and all demerit assessments have been fully disclosed to Parent, Unlimited and Buyer, a copy of the assessments by the CSST for the last three (3) years being attached hereto in Schedule 2.20(g).

                      (ii) The Company has not received any demerit assessments from the CSST pursuant to the Act Respecting Industrial and Occupational Diseases (or any successor legislation) for injuries or events that occurred prior to the Closing Date, nor will the Company be assessed for demerits in respect of injuries or events that shall have occurred prior to such date.

         2.21 EMPLOYEES. To Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No notice has been given to the Company, nor is the Company otherwise aware, that any employee intends to terminate his or her employment with the Company.

         2.22 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. The Company possesses all material consents, licenses, permits, grants or other authorizations issued to the Company by a governmental entity (i) pursuant to which the Company currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest therein (collectively called "COMPANY AUTHORIZATIONS"), which Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.23 COMPETITION ACT. The aggregate value of the assets in Canada, determined as of such time and in such manner as is prescribed by the COMPETITION ACT (Canada) and the regulations thereto, that are owned by the Company, does not exceed CDN $35 million, and the gross revenues from sales in or from Canada, determined for such annual period and in such manner as is prescribed by the COMPETITION ACT (Canada) and the regulations thereto, generated from the assets referred to above, do not exceed CDN $35 million

         2.24 EMPLOYEE ACCRUALS. Except as set forth in SCHEDULE 2.24, all accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, pension plan premiums, accrued wages, salaries and commissions and Employee Plan payments have been reflected on the books and records of the Company in accordance with generally accepted accounting principles, except that the Company does not accrue for unpaid vacation pay.

         2.25 MAJOR CUSTOMERS. SCHEDULE 2.25 sets out the names of certain major customers of the Company (the "MAJOR CUSTOMERS") and, to Company's knowledge without further inquiry, there has been no, and the Company has no reason to believe that after the Closing Date there will be, any termination or cancellation of, and no material impairment in the business relationship between the Company and any such Major Customer.

         2.26 PRODUCT WARRANTIES. There are no outstanding warranty claims that would have a Material Adverse Effect on the Company, nor to Company's knowledge, have any such claims been threatened.

         2.27 REPRESENTATIONS OF EACH SELLER. Each Seller represents and warrants as follows:

               (a) This Agreement has been duly authorized, executed and delivered by and constitutes a valid and binding obligation of Seller.

               (b) The execution and delivery by Seller of, and the performance by Seller of his or her obligations under this Agreement, does not and will not contravene any provision of applicable law, or any agreement or other instrument binding upon Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by Seller of his or her obligations under this Agreement.

               (c) Seller has valid marketable title to the Shares free and clear of all Liens and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, and to sell, transfer and deliver the Shares to Buyer.

               (d) Seller understands that the Class A, C, D and E Preferred Shares being issued pursuant to this Agreement, the Exchangeable Shares issuable upon conversion of such shares, and the Parent Common Stock issuable upon exchange of the Exchangeable Shares will not be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or comparable registration provisions of Canadian securities legislation, on the basis that the issuance of securities hereunder, the Exchangeable Shares upon conversion of the Class A, C, D or E Preferred Shares, and the Parent Common Stock upon exchange of the Exchangeable Shares is exempt from registration under the Securities Act pursuant to section 3(a)(9), 4(2) and/or Rule 506 thereof, and applicable Canadian securities legislation, and that Parent's, Unlimited's and Buyer's reliance on such exemption is based on Seller's representations set forth in the Stockholder's Certificate.

         2.28 FULL DISCLOSURE. This Agreement (including the Company Schedules), and any schedule or certificate furnished by the Company or Sellers pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the Sellers in connection with soliciting their consent to this Agreement and the Acquisition does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. There is no fact (other than publicly known facts relating exclusively to political or economic matters of general applicability) that is known to the Company or to the Management Sellers that could reasonably be expected to have a Material Adverse Effect on Company's business, condition, assets, liabilities, operations, financial performance, net income, customer relations or prospects (or on any aspect or portion thereof). All of the information set forth in the Company Schedules, and all other information regarding the Company and its business, condition, assets, liabilities, operations, financial performance, net income, customer relations and prospects that has been furnished to Parent or any representative thereof by or on behalf of the Company or any of the Sellers, or any of the representatives of the Company or any of the Sellers, is accurate and complete in all material respects. It is expressly understood that for the purposes of this Section 2.28, such information shall not be deemed inaccurate or incomplete if, when considered together with other information regarding the Company furnished in writing to Parent by the Company, it would be accurate and complete in all material respects.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF BUYER, PARENT AND UNLIMITED

         Buyer, Parent and Unlimited jointly and severally represent and warrant to the Sellers as follows:

         3.1 ORGANIZATION OF THE COMPANY. Buyer, Parent and Unlimited are corporations duly incorporated and validly existing under the federal laws of Canada, the laws of Delaware, and the laws of Nova Scotia, respectively. Buyer, Parent and Unlimited have the corporate power to own their properties and to carry on their business as now being conducted. Buyer, Parent and Unlimited are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect on their business, financial condition, results of operations, assets (including intangible assets), liabilities or prospects of Buyer, Parent and Unlimited taken as a whole. Buyer, Parent and Unlimited have delivered a true and correct copy of their Articles of Incorporation and Bylaws (or equivalent organizational documents), each as amended to date, to the Company.

         3.2 AUTHORITY. Buyer, Parent and Unlimited have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer, Parent and Unlimited. This Agreement has been duly executed and delivered by Buyer, Parent and Unlimited and constitutes the valid and binding obligation of Buyer, Parent and Unlimited, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth in SCHEDULE 3.2, the execution and delivery of this Agreement by Buyer, Parent and Unlimited does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of Buyer, Parent and Unlimited or any shareholders agreement or resolution of the boards of directors of Buyer, Parent and Unlimited or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation, or any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over Buyer, Parent or Unlimited applicable to Buyer, Parent or Unlimited or their properties or assets, except where such failure or conduct would not have or could not reasonably be expected to have a Material Adverse Effect. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict) is required by or with respect to Buyer, Parent or Unlimited in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial, federal and state securities laws, (ii) the filing with appropriate Canadian authorities of such forms as may be required by the Investment Canada Act,
(iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on SCHEDULE 3.2 and (iv) such other consents, waivers, authorizations, filings, approvals and registrations the absence of which would not have or could not reasonably be expected to have a material adverse effect on Buyer Parent, or Unlimited.

         3.3 CAPITAL STRUCTURE.

               (a) The authorized stock of Buyer consists of (i) 10,000,000 Common Shares, of which one share was issued and outstanding as of the date hereof and registered in the name of Unlimited. At the Closing, the authorized stock of Buyer will also include (i) 100,000,000 convertible, retractable redeemable Class A Preferred Shares (constituting the Class A Preferred Shares), none of which are issued and outstanding as of the date hereof, and (ii) 100,000,000 exchangeable shares (the "EXCHANGEABLE SHARES"), none of which are issued and outstanding on the date hereof, (iii) 100,000,000 non-voting Class B Preferred Shares (constituting the Class B Preferred Shares), none of which are issued and outstanding on the date hereof, (iv) 100,000,000 Class C Preferred Shares (constituting the Class C Preferred Shares), none of which are outstanding on the date hereof, (v) 100,000,000 Class D Preferred Shares (constituting the Class D Preferred Shares), none of which are outstanding on the date hereof, and (vi) 100,000,000 Class E Preferred Shares (constituting the Class E Preferred Shares), none of which are outstanding on the date hereof, which shares shall have the rights, privileges, terms and conditions substantially in the form attached as EXHIBIT H hereto. All such outstanding shares have been duly authorized, and all such issued and outstanding shares have been validly and legally issued, are fully paid and nonassessable and are free of any Liens other than any Liens created by or imposed upon the holders thereof.

               (b) The Class A, C, D and E Preferred Shares to be issued in connection with the Acquisition, when issued, the Exchangeable Shares, when issued upon conversion of any Class A, C, D and E Preferred Shares, and Common Stock of Parent exchanged for any Exchangeable Shares, will be duly authorized, validly and legally issued, fully paid and non-assessable and free and clear of all Liens.

               (c) Buyer is a wholly-owned subsidiary of Unlimited, which itself is a wholly-owned subsidiary of Parent.

         3.4 SEC DOCUMENTS; PARENT FINANCIAL STATEMENTS. Parent has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") for all periods since December 1, 1999, all in the form so filed (all of the foregoing being collectively referred to as the "SEC DOCUMENTS"). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "PARENT FINANCIAL STATEMENTS") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the consolidated financial position of Parent at the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

         3.5 NO MATERIAL ADVERSE CHANGE. Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-Q or Form 10-K, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent or Buyer; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent or Buyer, or (c) any damage to, destruction or loss of any assets of the Parent or Buyer (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent or Buyer.

         3.6 CONFORMITY WITH LAW; LITIGATION.

               (a) To their knowledge, neither Buyer, Parent or Unlimited are in violation of any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would adversely affect their business operations, properties, assets and conditions or Buyer's, Parent's and Unlimited's ability to effectuate the Acquisition. To their knowledge, Buyer, Parent and Unlimited have conducted and are conducting their business in compliance with the requirements, standards and conditions set forth in applicable federal, provincial, state and local statutes, ordinances, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing which would adversely affect their business, operations, properties, assets and conditions or Buyer's, Parent's or Unlimited's ability to effectuate the Acquisition.

               (b) To their knowledge, except as disclosed in the SEC Documents, neither Buyer, Parent or Unlimited are a party to any litigation and there are no claims, actions, suits or proceedings, pending or, to the knowledge of Buyer, Parent and Unlimited, threatened against or affecting Buyer, Parent and Unlimited, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would adversely affect their business, operations, properties, assets and conditions or Buyer's, Parent's or Unlimited's ability to effectuate the Acquisition. To their knowledge, except as disclosed in the SEC Documents, Buyer Parent and Unlimited are not subject to any existing judgments which would adversely affect their business, operations, properties, assets and conditions or Buyer's, Parent's or Unlimited's ability to effectuate the Acquisition, or which could adversely affect their business, operations, properties, assets and conditions or Buyer's Parent's or Unlimited ability to effectuate the transactions contemplated hereby.

         3.7 FULL DISCLOSURE. This Agreement, and any schedule or certificate furnished by the Buyer, Parent or Unlimited pursuant to this Agreement does not
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading. There is no fact (other than publicly known facts relating exclusively to political or economic matters of general applicability) that is known to Buyer, Parent or Unlimited that could reasonably be expected to have an adverse effect on Buyer, Parent or Unlimited's business, condition, assets, liabilities, operations, financial performance, net income, customer relations or prospects (or on any aspect or portion thereof). All of the information that is known to Buyer, Parent and Unlimited and their business, condition, assets, liabilities, operations, financial performance, net income, customer relations and prospects that has been furnished to the Company, the Sellers, or any representative thereof by or on behalf of Buyer, Parent or Unlimited, or any of the representatives of Buyer, Parent or Unlimited, is accurate and complete in all respects. It is expressly understood that for the purposes of this Section 3.7, such information shall not be deemed inaccurate or incomplete if, when considered together with other information regarding Buyer, Parent and Unlimited furnished in writing to the Company or the Sellers by the Buyer, Parent and Unlimited, it would be accurate and complete in all respects.


                                   ARTICLE IV

                          CONDUCT PRIOR TO THE CLOSING


         4.1 CONDUCT OF BUSINESS OF THE COMPANY.

               (a) COMPANY CONDUCT. For purposes of this Article IV, the ordinary course of business shall be deemed to include a course of business consistent with the Business Plan of the Company attached hereto as EXHIBIT F (the "BUSINESS PLAN"). During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, each Management Seller shall, and each Seller shall make commercially reasonable efforts to cause the Company and the Company agrees (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts in substantially the same manner as heretofore conducted and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at and after the Closing. Each Management Seller shall, and each

Seller shall make commercially reasonable efforts to cause the Company, and the Company agrees, to promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, each Management Seller shall, and each Seller shall make commercially reasonable efforts to cause the Company, and the Company agrees, not to take any of the following actions without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed:

                               (i)  Enter into any commitment, activity or
transaction not in the ordinary course of business;

                              (ii)  Transfer to any person or entity any rights
to any Company Intellectual Property, other than pursuant to Standard License Agreements;

                             (iii)  Enter into or amend any agreements pursuant
to which any other party is granted manufacturing, marketing, distribution or similar rights of any type or scope with respect to any products of the Company, except in the ordinary course of business;

                              (iv)  Amend or otherwise modify (or agree to do
so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

                               (v)  Commence any litigation;

                              (vi)  Except for the capital dividend disclosed in
the Balance Sheet, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of the shares in its share capital, or split, combine or reclassify any of the shares in its share capital or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares in the share capital of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares in the share capital of the Company (or options, warrants or other rights exercisable therefor);

                             (vii)  Issue, grant, deliver or sell or authorize
or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                            (viii)  Cause or permit to be made any amendments
to its articles of incorporation or bylaws;

                              (ix)  Acquire or agree to acquire by merging or
consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except

"FUNDRAISING BANK" and "FUNDRAISING BAZAAR" or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

                               (x)  Sell, lease, license or otherwise dispose of
any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                              (xi)  Incur any indebtedness for borrowed money or
guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others other than fluctuations under existing loan facilities, excluding amounts loaned to the Company by Parent or Buyer;

                             (xii)  Grant any severance or termination pay to
any director, officer employee or consultant, except pursuant to existing agreements set forth in SCHEDULE 2.12(a) or as required by applicable laws;

                            (xiii)  Adopt or amend any employee benefit plan,
program, policy or arrangement, or enter into any employment contract, extend any employment offer, pay or agree to pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees, except in the ordinary course of business;

                             (xiv)  Revalue any of its assets, including
without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business and consistent with past practice;

                              (xv)  Excluding payroll obligations performed in
the ordinary course, pay, discharge or satisfy, in an amount in excess of $50,000, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financials or incurred in the ordinary course of business consistent with past practice since February 29, 2000, and prior to the date hereof;

                             (xvi)  Make or change any material election in
respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into a settlement or compromise, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                            (xvii)  Enter into any strategic alliance, joint
development or joint marketing arrangement or agreement, except in the ordinary course of business;

                           (xviii)  Fail to pay or otherwise satisfy its
monetary obligations as they become due, except such as are being contested in good faith;

                             (xix)  Waive or commit to waive any rights with a
value in excess of $25,000, in any one case, or $50,000, in the aggregate;

                              (xx)  Cancel, materially amend or renew any
insurance policy other than in the ordinary course of business;

                             (xxi)  Alter, or enter into any commitment to
alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest on the date hereof; or

                            (xxii)  Take, or agree in writing or otherwise to
take, any of the actions described in Sections 4.1(i) through (xxi) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

                  (b) PARENT AND BUYER CONDUCT. Parent and Buyer shall promptly notify the Company and the Management Sellers of any event or occurrence which may be reasonably likely to prevent or materially delay Parent or Buyer from carrying out any of its obligations under this Agreement.

         4.2 NO SOLICITATION. Until the earlier of the Closing and the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, each of the Company and each Seller will not (nor will the Company or any Seller permit any of its officers, directors, shareholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and Buyer and their respective designees: (a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (b) provide information with respect to it to any person, other than Parent or Buyer, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, (c) enter into an agreement with any person, other than Parent or Buyer, providing for the acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company, or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of amalgamation, purchase of shares, purchase of assets or otherwise), any material portion of its share capital or assets or any equity interest in the Company by any person, other than by Parent or Buyer. The Company and each Seller shall immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if the Company or each Seller receives prior to the Closing or the termination of this Agreement any offer or proposal relating to any of the above, the Company or such Seller shall immediately notify Parent and the Buyer thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent and Buyer may reasonably request. Except as contemplated by this Agreement, disclosure by the Company or any Seller of the terms of this Agreement (other than the prohibition of this section or as otherwise required by law) shall be deemed to be a violation of this Section 4.2.

         4.3 NO ENCUMBRANCE. Until the earlier of the Closing Date or the date of termination of this Agreement, the Company and each Seller will not (nor will the Company or any Seller permit any of its respective officers, directors, agents, representatives or affiliates to) directly or indirectly, take any action which could in any way and at any time impair the Seller's good and valid title to the Shares or could cause or lead to the creation of any lien, claim, charge, restriction, pledge, security interest, option, right of any nature or other legal or equitable encumbrance with regard to the Shares.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 SALE AND REGISTRATION OF SHARES; SHAREHOLDER MATTERS.

                  (a) SALE OF SHARES. The parties hereto acknowledge and agree that the Class A, C, D and E Preferred Shares issuable to the shareholders pursuant to Section 1.2 hereof, the Exchangeable Shares issuable upon conversion of such shares, and the Parent Common Stock issuable upon exchange of the Exchangeable Shares shall constitute "RESTRICTED SECURITIES" within the meaning of the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"). The certificates for Class A, C, D and E Preferred Shares to be issued in connection with the Acquisition, the Exchangeable Shares issuable upon conversion of such shares, and the Parent Common Stock issuable upon exchange of the Exchangeable Shares, shall bear appropriate legends to identify such privately placed shares as being restricted under the Securities Act, to comply with applicable U.S. state securities laws. It is acknowledged and understood that Parent and Buyer are relying upon certain written representations made by each shareholder.

                  (b) SHAREHOLDER'S CERTIFICATE. Each Seller shall execute and deliver to Buyer a Shareholder's Certificate in the form attached hereto as EXHIBIT C (the "SHAREHOLDER'S CERTIFICATE").

                  (c) REGISTRATION RIGHTS. Effective as of the Closing Date, Parent grants each Seller limited demand registration rights, as set forth in the Declaration of Registration Rights attached hereto as EXHIBIT D. Participation by Sellers in any such registration shall be subject to the terms and conditions set forth in the Declaration of Registration Rights attached hereto as EXHIBIT D.

         5.2 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep such information or knowledge obtained pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential, and also agree not to use such knowledge or information; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession on a non-confidential basis prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

         5.3 EXPENSES. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby shall be the obligation of the respective party incurring such fees and expenses.

         5.4 PUBLIC DISCLOSURE. Unless otherwise required by law (including, without limitation, federal and state securities laws) no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company or the Sellers unless approved by Parent, prior to release, and no such disclosure shall be made by the Parent, Buyer or Unlimited prior to the Closing unless approved by the Management Sellers prior to release.

         5.5 CONSENTS. The Sellers shall use their commercially reasonable to cause the Company to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Acquisition (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of and benefits to the Company thereunder, or to consummate the transactions contemplated hereby, and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the transactions contemplated hereby for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with the foregoing.

         5.6 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its commercially reasonable efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

         5.7 NOTIFICATION OF CERTAIN MATTERS. The Sellers shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Sellers, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of any such party contained in this Agreement to be untrue or inaccurate at or prior to the Closing and (ii) any failure of any such party, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

         5.8 TRANSITION. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the business of the Company to the Company or Buyer from and after the Closing.

         5.9 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

         5.10 EMPLOYMENT AND NON-COMPETITION AGREEMENTS; OPTIONS. At or prior to the Closing, each Management Seller will deliver an executed Employment and Non-Competition Agreement in substantially the form attached hereto as EXHIBIT E (the "EMPLOYMENT AND NON-COMPETITION AGREEMENTS"), and pursuant to such Employment and Non-Competition Agreements, the Parent will issue the options (the "OPTIONS") represented by, and execute and deliver the ZapMe! Corporation Time Accelerated Restricted Stock Award Plan Stock Option Agreements attached thereto as APPENDIX 1 (the "OPTION AGREEMENTS").

         5.11 TAX FILINGS. The Company shall be responsible for filing all Tax Returns of the Company for taxable periods ending on the day before the Closing. Such returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices. After the Closing, Buyer and the Company, on the one hand, and the Sellers, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Closing and will preserve such information, records or documents until the expiration of any applicable statute of limitations or extensions thereof.

         5.12 SUPPORT OF EFUNDRAISING.COM CORPORATION. Parent covenants and agrees to make commercially reasonable efforts to support Company's Business Plan through the year ending December 31, 2002, and in particular Company's expense budget during such period as reflected on the Business Plan, as long as the Company is reasonably likely to meet the annual revenue and EBIT targets attached to each of the Employment and Non-Competition Agreements as Exhibit A. The likelihood of achieving such targets shall be discussed in good faith among the Management Sellers and Parent and any decisions made with regard to this issue shall take into consideration the facts and circumstances surrounding such decision and the possibility of the Company meeting the annual revenue and EBIT targets within a reasonable period of time. Upon Parent's failure to comply with this covenant, which failure has not been cured within the thirty day period subsequent to delivery by the Management Sellers of written notice to Parent of such failure, the Options shall vest in accordance with the Vesting Schedule in
Article I of the appropriate Option Agreement as if each annual revenue and EBIT target set forth on Annex A thereto subsequent to such breach had been achieved by the Company.

         5.13 SELLER'S RELEASE. Each Seller, on behalf of himself or herself, and his or her heirs, executors, administrators and assigns, hereby fully and forever releases the other Sellers, the Company, and their officers, directors, heirs, executors, administrators and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that such Seller may possess against the other Sellers, the Company, and their officers, directors, heirs, executors, administrators and assigns, arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation, any and all claims relating to or arising from the different consideration per share that certain Sellers will receive in exchange for their respective shares of the share capital of the Company from the Buyer and Parent. Each Seller agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement or any agreement contemplated hereby. Each Seller represents that they are not aware of any claim other than the claims that are released by this Agreement. Each Seller acknowledges that no action taken by the parties hereto, or any of them, either previously or in connection with this Agreement shall be deemed or construed to be (i) an admission of the truth or falsity of any claims heretofore made or (ii) an acknowledgment or admission by any party of any fault or liability whatsoever to the other party or to any third party.

         5.14 SECTION 116 CERTIFICATE.

                  (a) Each Seller shall deliver to Buyer prior to the Closing Date either (i) a statutory declaration to the effect that such Seller is not a non-resident of Canada for purposes of the INCOME TAX ACT (Canada) (the "ITA"); or (ii) a certificate under section 116 of the ITA with a certificate limit not less than the fair market value of the Company Common Shares disposed of by such Seller and, where the Seller is not an individual for purposes of the TAXATION ACT (Quebec) (in this section an "INDIVIDUAL") a certificate under the equivalent provisions of the TAXATION ACT (Quebec) (such certificate collectively referred to as a "116 CERTIFICATE").

                  (b) If a statutory declaration or 116 Certificate is not delivered by any particular Seller to Buyer at or before the Closing with a certificate limit not less than the Consideration to which the particular Seller is entitled to receive pursuant to Section 1.2 of this Agreement (the "SELLER'S CONSIDERATION"), Buyer shall be entitled to withhold all of the Seller's Consideration (the "WITHHELD AMOUNT"), including Class A Preferred Shares to which such Seller would otherwise be entitled ("WITHHELD PREFERRED SHARES"), which shares shall be duly endorsed in blank for transfer.

                  (c) If a Seller to whom Section 5.14(b) applies does not deliver a 116 Certificate as hereinbefore contemplated in this subsection 5.14(c) prior to the 15th day after the end of the month in which the Closing occurs, the Seller and the Buyer shall enter into bona fide negotiations with respect to the terms and conditions under which Buyer may be prepared to not remit any funds to the appropriate revenue authority as hereinafter contemplated, which consideration may include the provision of a secured indemnity on terms and conditions satisfactory to the Buyer in its sole and absolute discretion. If the parties are unable to reach agreement on the terms of such arrangements and if the Seller to whom Section 5.14(b) applies does not deliver a 116 Certificate as hereinbefore contemplated in this subsection 5.14(c) prior to the 27th day after the end of the month in which the Closing occurs, Unlimited hereby agrees to purchase from such Seller, and such Seller hereby agrees to sell to Unlimited, (and Buyer shall deliver to Unlimited on behalf of Seller such number of Withheld Preferred Shares at a price of US$11.00 per share as will, together with the cash portion of the Withheld Amount plus interest on such portion (less the amount of any withholding tax on such interest), equal the amount required to be remitted pursuant to applicable law. Such Seller hereby appoints Buyer and Unlimited to take such steps and execute such documents on behalf of the Seller to effect all such sales and hereby releases Unlimited and Buyer from all claims which such Seller may have against either of them in respect thereto. Buyer shall thereafter deliver the remaining Withheld Preferred Shares to Seller. If a Seller to whom Section 5.14(b) applies delivers to Buyer prior to the 27th day after the end of the month in which the Closing occurs a 116 Certificate with a certificate limit not less than the Seller's Consideration, within two (2) business days thereof, Buyer shall pay and deliver the Withheld Amount plus any interest on the cash portion of the Withheld Amount (less the amount of any withholding tax on such interest), if any, to such Seller by certified check or bank draft made payable in lawful money of the United States in accordance with a direction to Buyer executed by Seller.

                  (d) If a Seller to whom Section 5.14(b) applies does not deliver to Buyer the 116 Certificate described in paragraph (c) above, Seller shall on or before the 30th day after the end of the month in which the Closing occurs (A) remit to the appropriate revenue authority the amount required to be remitted pursuant to applicable law and the amount so remitted shall be credited to Buyer as payment to the Seller on account of the Seller's Consideration, and
(B) within two (2) business days thereof pay and deliver the remaining portion of the Withheld Amount plus any interest on the cash portion of the Withheld Amount (less the amount of any withholding tax on such interest), if any, to the Seller by a certified check or bank draft made payable in lawful money of the United States in accordance with the discretion to Buyer executed by Seller.

                  (e) Each Seller agrees that such Seller will, at or before the time of any redemption, retraction or any other action which would result in the conversion or exchange of any such Seller's Class A, C, D or E Preferred Shares for exchangeable shares of Buyer ("EXCHANGEABLE SHARES") deliver to Buyer either: (i) a statutory declaration to the effect that such Seller is not a non-resident of Canada for purposes of the ITA; or (ii) a 116 Certificate with a certificate limit not less than the fair market value of the Class A, C, D or E Preferred Shares to be converted or exchanged by such Seller; or (iii) a statutory declaration (the "APPLICATION DECLARATION") that the Seller is a non-resident of Canada for the purposes of the ITA and has applied for the 116 Certificate in prescribed form (the "APPLICATION") together with a copy of the Application. Notwithstanding anything contained herein, if a Seller delivers the Application Declaration, or does not deliver any of the foregoing to the Buyer, then the Seller shall not be entitled to receive any certificates representing any Exchangeable Shares to which the Seller is entitled pursuant to the exchange of the Class A, C, D or E Preferred Shares until such time as the Seller delivers the 116 Certificate to the Buyer.

                  (f) Each Seller agrees that such Seller will, at or before the time of any exchange (an "EXCHANGE") of any Exchangeable Shares for common shares of the Parent ("PARENT SHARES") deliver to Unlimited either (i) a statutory declaration to the effect that such Seller is not a non-resident of Canada for purposes of the ITA; or (ii) 116 Certificate with a certificate limit not less than the fair market value of the Exchangeable Shares to be Exchanged (the "CONSIDERATION").

                  (g) If the Seller of Exchangeable Shares (a "NON-RESIDENT SELLER") has not delivered a statutory declaration or a 116 Certificate in accordance with paragraph (c) hereof to Unlimited at or before the time of any Exchange, Unlimited shall be entitled to withhold from the number of Parent Shares to which the Non-Resident Seller is entitled to receive on the Exchange
(i) where the Seller is an individual 37% of the number of such Parent Shares or
(ii) in any other case 55% of the number of such Parent Shares (in either case the "WITHHELD SHARES"). Unlimited will sell the Withheld Shares on behalf of the Seller in the market and will hold the net proceeds from the sale thereof (the "WITHHELD AMOUNT") in escrow pending release in accordance with subparagraph (h) or (i) below. The Seller hereby appoints Unlimited to take such steps and execute such documents on behalf of the Seller to effect all such sales and hereby releases Unlimited from all claims which such Seller may have against Unlimited in respect thereto.

                  (h) If a Non-Resident Seller delivers to Unlimited prior to the 27th day after the end of the month in which an Exchange occurs a 116 Certificate with a certificate limit not less than the Consideration, within two business days thereof, Unlimited shall pay the Withheld Amount (at Unlimited's discretion, in Canadian dollars in an amount based upon the rate of exchange on the day of the Exchange) plus any interest on the Withheld Amount (less the amount of any withholding tax on such interest), if any, to such Non-Resident Seller by certified check or bank draft made payable in lawful money of the United States in accordance with a direction to Unlimited executed by the Non-Resident Seller.

                  (i) If the Non-Resident Seller does not deliver to Unlimited the 116 Certificate described in clause (c) or (e) above, Unlimited shall on or before the 30th day after the end of the month in which the Exchange occurs (A) remit to the appropriate revenue authority the amount required to be remitted under applicable law pursuant to section 116 of the ITA and the amount so remitted shall be credited to Unlimited as a payment to the Non-Resident Seller on account of the Consideration, and (B) within two business days thereof pay the remaining portion of the Withheld Amount plus any interest on the Withheld Amount (less the amount of any withholding tax on such interest, if any) to the Non-Resident Seller by certified check or bank draft made payable in lawful money of the United States in accordance with a direction to Unlimited executed by the Non-Resident Seller.

         5.15 BUYER'S TAX ELECTION. The Buyer agrees that, at the request of a Seller who is a resident of Canada for purposes of the ITA, the Buyer will make a joint election with the Seller with respect to (i) the Shares disposed of in exchange for Class A, C, D or E Preferred Shares or (ii) the Class A, C, D or E Preferred Shares disposed of in exchange for Exchangeable Shares under subsection 85(1) of the ITA and the corresponding provisions of any applicable provincial income tax statute, with such "AGREED AMOUNT" as is determined by the Seller in its sole discretion (within the limits under applicable law). The Seller shall have sole responsibility for the proper completion of the election forms and the timely and proper filing of the elections with the relevant tax authorities. The sole obligation of the Buyer shall be to provide any information reasonably requested by the Seller for the election form concerning the Buyer, and to execute and return to the Seller any properly completed election form within fifteen (15) Business Days of receipt of such form from the Seller. For income tax purposes the acquisition cost to the Buyer (subject to the application of the Income Tax Application Rules, 1971) and the proceeds of disposition to the applicable Seller of the Shares or Class A, C, D or E Preferred Shares, as the case may be being transferred shall be deemed to be an amount equal to the amount so elected.

         5.16 ACCESS TO INFORMATION. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Closing to (a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as Parent may reasonably request subject to reasonable limits on access to Company's source codes. No information or knowledge obtained in any investigation pursuant to this Section 5.16 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated hereby.

         5.17 POST-CLOSING COVENANTS.

                  (a) Notwithstanding the terms and conditions of the Class C Preferred Shares, the Class D Preferred Shares and the Class E Preferred Shares, Buyer shall not redeem any of such shares from a person who is at the date of the purported redemption, or was on the First Conversion Date (as defined in the share provisions of the class of shares intended to be redeemed) an employee of Parent, Buyer or any other subsidiary of Parent, and no holder shall convert any such shares into Exchangeable Shares without the consent of Buyer unless such person is, at the date of conversion, or was, on the First Conversion Date (as defined in the share provisions of the class of shares intended to be converted) an employee of Parent, Buyer or any other subsidiary of Parent. If the Former Employee ceases to be an employee as a result of their termination without Cause (as defined in the Employment and Non-Competition Agreements), Buyer shall (and Parent and Unlimited shall cause Buyer to) consent to the Former Employee converting his shares. Subject to the immediately preceding sentence, each holder of Class C Preferred Shares, Class D Preferred Shares and Class E Preferred Shares hereby irrevocably directs the Buyer to disregard any notice of conversion which is otherwise duly exercised by such person if such person was not, at the First Conversion Date (as defined in the share provisions of the class of shares intended to be converted), an employee of Parent, Buyer or any other subsidiary of Parent, and the holder hereby irrevocably agrees that, unless otherwise agreed by the Buyer: (i) such purported conversion shall be considered a nullity and be considered to be immediately revoked by such holder upon the giving thereof and (ii) this section 5.17(a) shall prevail over any purported conversion of such shares. If, in the event of a merger of Parent with or into another corporation, or the sale of substantially all of the assets of the Parent, Eric Boyko's Option is not assumed (as described in Section 12(c) of the Option Agreement) or an equivalent option is not substituted for his Option by the successor corporation or an affiliate of the successor corporation, he shall be entitled to immediately convert any Class C, D or E Preferred Shares then held by him and Buyer shall (and Parent and Unlimited shall cause Buyer to) consent to such conversion of these Class
C, D and E Preferred Shares.

                  (b) If a holder (the "FORMER EMPLOYEE") of any of the Class C Preferred Shares, the Class D Preferred Shares or the Class E Preferred Shares ceases at any time prior to the First Conversion Date (as defined in the share provisions of the class(es) of shares to which this section will relate, for any reason to be an employee of Parent, Buyer or any other subsidiary of Parent (other than for Termination without Cause, as defined in the Employment and Non-Competition Agreements), Unlimited (or any assignee of Unlimited rights in respect of such purchase) shall at any time thereafter (unless the Buyer shall have previously redeemed such shares in accordance with the provisions thereof) have the right, on written notice to such holder, to purchase all or any of such holder's Class C Preferred Shares, Class D Preferred Shares and Class E Preferred Shares (the shares to be purchased being herein referred to as the "PURCHASED SHARES") (but, for greater certainty, shall not have the right to purchase any of the Exchangeable Shares into which any such shares shall have previously been duly converted in accordance with the provisions of such shares) at a price of $0.00001 per share (which purchase may be effected by delivering to Buyer, on behalf of the Former Employee, the purchase price thereof, whereupon:

                               (i) Unlimited or its assignee shall be deemed to
be the owner of such shares; and

                               (ii) the Buyer shall forthwith deliver to the
Former Employee the purchase price therefor less any applicable withholding taxes (and, for such purposes, the provisions of Section 5.14 hereof shall apply, MUTATIS MUTANDIS)) upon delivery by the Former Employee to the Buyer on behalf of Unlimited or its assignee of the share certificates representing the Purchased Shares, duly endorsed in blank for transfer.

                  (c) Except as contemplated in the Share Provisions, none of the shares in the capital of the Buyer may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of, directly or indirectly, by a shareholder, including but not restricted to any disposition by agreement, option, right or privilege capable of becoming an agreement or option, without the prior consent of Buyer or Unlimited. No Class C Preferred Shares, Class D Preferred Shares or Class E Preferred Shares may be transferred unless the transferee agrees to be bound by the provisions of Section 5.14 through 5.17, inclusive.

                  (d) The parties, both in their current capacities and in their capacities (including as shareholders of Buyer) which will exist immediately after the Closing, hereby agree that immediately after the Closing (at which time the Company shall be a wholly-owned subsidiary of Buyer), Buyer and the Company shall amalgamate (the "AMALGAMATION") pursuant to the provisions of the Nova Scotia COMPANIES ACT, the corporation resulting from such amalgamation to be named "EFUNDRAISING.COM CORPORATION" ("AMALCO"). The share capital of Amalco shall be identical to the share capital of the Buyer immediately after the Closing. The directors of Amalco shall be such persons as Buyer shall designate. Each of the Sellers hereby agrees to execute such documentation as may be required in connection with the approval of the Amalgamation and hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Buyer, and each of them, as the sole and exclusive attorneys of such Seller, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the capital shares of the Buyer that now are or hereafter may be beneficially owned by such Seller, to implement the Amalgamation in accordance with the terms of this Power of Attorney. Upon the Seller's execution of this Power of Attorney, any and all prior powers of attorney and proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent powers of attorney or proxies with respect to the Shares in connection with the Amalgamation other than as consented to by Buyer. This Power of Attorney may be exercised during any subsequent legal incapacity on the Seller's part.

         5.18 MEDALLION SIGNATURE GUARANTEES. If at the Closing any of the stock powers accompanying the stock certificates deposited on behalf of the Sellers pursuant to Section 7.3 hereof do not bear a "medallion" signature guarantee, the holder of the shares represented by such stock certificate shall not be entitled to exchange any Exchangeable Shares of Buyer in the Escrow Fund for Parent Common Stock, and such Exchangeable Shares shall not automatically be exchanged for Parent Common Stock until appropriate stock powers with such a guarantee shall have been delivered to the Escrow Agent.

                                   ARTICLE VI

                           CONDITIONS TO THE PURCHASE

         6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE PURCHASE. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

                  (a) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect.

                  (b) The Quebec Securities Commission (and the Securities Commission of Nova Scotia, if required) shall have issued orders approving the trades in securities contemplated herein (including trades in securities pursuant to the exercise of rights contemplated in each class of securities of Buyer) in form and substance reasonably satisfactory to Parent, Unlimited and Buyer.

                  (c) DELIVERY AT THE CLOSING. The Buyer, Parent and the Sellers shall have delivered those items as provided in Section 1.3(b) herein.

         6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the
Sellers:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Buyer contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and the Sellers shall have received a certificate to such effect signed on behalf of Parent and Buyer by a duly authorized officer of Parent and Buyer.

                  (b) AGREEMENTS AND COVENANTS. Parent and Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing; and the Sellers shall have received a certificate to such effect signed on behalf of Parent and Buyer by a duly authorized officer of Parent and by a duly authorized officer of Buyer.

                  (c) LEGAL OPINION. The Sellers shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, P.C., legal counsel to the Parent, and from local counsel to Buyer, Parent and Unlimited, in substantially the form attached hereto as EXHIBIT G.

                  (d) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Employment and Non-Competition Agreements shall have been executed and delivered by the parties thereto and shall be in full force and effect.

         6.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER. The obligations of Parent and Buyer to consummate the Purchase and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Sellers contained in this Agreement shall be true and correct in all material respects (except for those representations and warranties which are by their terms qualified by a standard of materiality, which representations and warranties shall be true in all respects) on and as of the Closing Date, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Closing Date; and Parent and Buyer shall have received certificates to such effect signed by a duly authorized officer on behalf of each Sellers on his own behalf.

                  (b) AGREEMENTS AND COVENANTS. The Company and each Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and Parent shall have received certificates to such effect signed by a duly authorized officer on behalf of each Seller on his own behalf.

                  (c) BOARD APPROVAL. The Agreement and the Acquisition should have been adopted and approved by the Board of Directors of the Company by the requisite vote under applicable law and the Company Articles of Incorporation and Bylaws.

                  (d) THIRD PARTY CONSENTS. Parent and Buyer shall have been furnished with evidence satisfactory to it that the Company and the Sellers have obtained the consents, approvals and waivers set forth in SCHEDULE 2.4.

                  (e) LEGAL OPINION. Parent and Buyer shall have received a legal opinion from Brouillette Charpentier & Fortin and/or Goodwin Phillips & Vineberg, legal counsel to the Company, and the Sellers, in substantially the form attached hereto as EXHIBIT B.

                  (f) EMPLOYMENT AND NON-COMPETITION AGREEMENTS. The Employment and Non-Competition Agreements shall have been executed and delivered by the parties thereto and shall be in full force and effect.

                  (g) FEES AND EXPENSES. Parent shall have received a written acknowledgement and general release from each of (i) Goodman Phillips & Vineberg (on behalf of all of their offices), (ii) KPMG, (iii) Yorkton Securities, and
(iv) Brouillette Charpentier & Fortin to the effect that: (1) no amounts have not been paid by Company or are owing by Company in respect of accounts which have been rendered relating to, or work in progress in respect of, the transactions contemplated in this Agreement; and (2) such persons shall not provide services to Company after the Closing in respect of matters arising under this Agreement without the prior written approval of Unlimited, other than services to be rendered by KPMG in connection with the preparation of the financial statements and tax returns of the Company for the fiscal year ending on the Closing Date.

                  (h) CERTIFICATE OF INDEPENDENT LEGAL ADVICE. Each Seller who is an individual shall have delivered to Parent a Certificate of Independent Legal Advice in substantially the form attached hereto as Exhibit F.

                  (i) RESIGNATION OF OFFICERS AND DIRECTORS. All directors and those executive officers of the Company set forth in SCHEDULE 6.3(f) shall have tendered their resignation effective as of the Closing.

                  (j) MATERIAL ADVERSE EFFECT. Since the date of the Balance Sheet, no event or condition of any character shall have occurred that has or could be reasonably expected to have a Material Adverse Effect on the Company.

                                   ARTICLE VII

                             INDEMNIFICATION; ESCROW

         7.1 INDEMNIFICATION. The Sellers, severally and not jointly, agree to indemnify and hold Parent, Unlimited, Buyer, their officers, directors, and affiliates (including the Company) harmless for, from and against any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense incurred or accrued by Parent, Unlimited, Buyer, their officers, directors, or affiliates (including the Company) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Sellers contained in Article II herein (as modified by the Company Schedules, without giving effect to any update thereto), or any failure by the Sellers to perform or comply with any covenant contained herein (hereinafter individually a "LOSS" and collectively "LOSSES"); PROVIDED, HOWEVER that each Seller's several liability hereunder shall not exceed the value of the Consideration receivable by such Seller pursuant to this Agreement for such Seller's Shares. Sellers each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing, would have led to a reduction in the aggregate Consideration. Notwithstanding the foregoing, the Sellers shall only be obliged to indemnify such parties for any Losses arising from any inaccuracy or breach of the representations and warranties contained in this Agreement when such Losses exceed in the aggregate US$50,000, and in
Section 2.11(i) in excess of the first US$500,000 of such Losses (it being acknowledged that any Losses arising from any inaccuracy or breach of the representations and warranties contained in Section 2.11 (i) shall not be included for purposes of determining whether the $50,000 threshold has been exceeded), PROVIDED; HOWEVER, that Sellers shall indemnify such parties for all Losses arising from any knowing inaccuracy or breach of the representation and warranties contained in Section 2.11(i).

         7.2 ESCROW PERIOD. Subject to the following requirements, the Escrow Fund (as defined in Section 7.3(a) below) shall be in existence immediately following the Closing (the date of which shall be set forth in a certificate of Buyer delivered to the Escrow Agent) and shall terminate with regard to 50% of the Escrow Fund at 5:00 p.m., New York time, on the one year anniversary of the Closing (the "FIRST ESCROW PERIOD") and with regard to the remaining 50% of the Escrow Fund, on the two year anniversary of the Closing (the "SECOND ESCROW PERIOD"); provided that the First Escrow Period and the Second Escrow Period shall not terminate with respect to such amount (or some portion thereof) that is necessary (as defined in Section 7.3(a) below) in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent (as defined below) and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such escrow period specified in any Officer's Certificate (as defined in Section 7.3(d) below) delivered to the Escrow Agent prior to termination of such escrow period; provided further that the Escrow Fund will terminate in full upon final and complete resolution of all disputed matters.

         7.3 ESCROW ARRANGEMENTS.

                  (a) ESCROW FUND. At the Closing, as partial security for the indemnity provided in Section 7.1, the Sellers will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Buyer after the Closing) without any act of any Seller. As soon as practicable after the Closing, the Escrow Amount, without any act of any Seller, will be deposited with State Street Bank and Trust Company of California, N.A. as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute a portion of the escrow fund (the "ESCROW FUND") to be governed by the terms set forth herein and at Buyer's cost and expense. The portion of the Escrow Amount contributed on behalf of each Management Seller shall be one half of the Option Fund. The portion of the Escrow Amount contributed on behalf of each Seller besides the Management Sellers shall be in proportion to the aggregate amount of Class A Preferred Shares which such holder would otherwise be entitled under Section 1.2. Schedule 7.3 sets forth the name, address and taxpayer identification number (when known and applicable) of each Seller, as well as the number of Class A Preferred Shares held for each Seller in the Escrow Fund or the number of shares of Parent Common Stock held for each Seller in the Option Fund or Repurchase Fund (as defined below), as applicable, and the percentage interest of each Seller in the Escrow Fund, the Option Fund or the Repurchase Fund. Whenever any fact stated in Schedule 7.3 changes, or whenever any New Shares (as defined in Section 7.3(c)(ii)) are issued and deposited into the Escrow Fund, the Buyer shall furnish to the Escrow Agent a revised version of Schedule 7.3. Unless and until the Escrow Agent receives such revised
Schedule 7.3, the Escrow Agent may assume without inquiry that Schedule 7.3 has not been, and is not required to be, amended. Subsequent to the Closing any Parent Common Stock issued to either Management Seller upon exercise of their Options up to 12.5% of the number of shares of Parent Common Stock initially subject to each Management Seller Option (the "REPURCHASE FUND") shall, upon such exercise without an act of either Management Seller also be deposited with the Escrow Agent and constitute a portion of the Escrow Fund. The Escrow Fund shall be available to compensate Parent and its affiliates for any Losses incurred by Parent, Unlimited, Buyer, their officers, directors, or affiliates (including the Company) directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained in Article II herein (as modified by the Company Schedules, without giving effect to any update thereto), or any failure by the Company to perform or comply with any covenant contained herein. Sellers each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing would have led to a reduction in the aggregate Consideration.

                  (b) DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD. Upon termination of the First Escrow Period and the Second Escrow Period: (i) the Company shall notify the Escrow Agent of such termination, and the Escrow Agent shall deliver to the Management Sellers (A) that portion of the Repurchase Fund equal to one half of the Repurchase Fund less any amount required to satisfy any claims made by Buyer pursuant to Section 7.3 (d) hereof, and (B) that portion of the Option Fund equal to one half of the original Option Fund, less any amount required to satisfy any claims made by Buyer pursuant to Section 7.3(d) hereof and (ii) the Escrow Agent shall deliver to the Sellers except the Management Sellers one-half of the number of Class A Preferred Shares originally in the Escrow Fund less any amount required to satisfy any claims made by Buyer pursuant to Section 7.3(d) hereof. Deliveries of Escrow Amounts to the Sellers pursuant to this Section 7.3(b) shall be made to the Sellers at their addresses, and in their respective percentage interests, set forth in
Schedule 7.3.

                  (c) PROTECTION OF ESCROW FUND; REGISTERED OWNERS OF SHARES.

                               (i)  The Escrow Agent shall hold and safeguard
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Buyer or Company's shareholders and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                              (ii)  Any Class A Preferred Shares or other equity
securities issued or distributed by Buyer (including shares issued upon a stock split) ("NEW SHARES") in respect of Class A Preferred Shares in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Class A Preferred Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Class A Preferred Shares shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                             (iii)  Escrow Shares shall be registered in the
names of the Sellers as the beneficial owners thereof in accordance with
Schedule 7.3. Each stock certificate representing Escrow Shares shall be accompanied by three fully executed stock powers.

                  (d) CLAIMS UPON ESCROW FUND.

                               (i) Upon receipt by the Escrow Agent at any time
on or before the last day of the Second Escrow Period of a certificate signed by any officer of Buyer (an "OFFICER'S CERTIFICATE"): (A) stating that Parent, Unlimited, Buyer, or their officers, directors, or affiliates (including the Company) have paid or properly accrued or reasonably anticipates that they will have to pay or accrue Losses caused directly or indirectly by any inaccuracy, or breach of a representation or warranty of the Company or a Seller contained in
Article II hereof (as modified by the Company Schedules, without giving effect to any update thereto) or any failure by the Company to perform or comply with any covenant contained therein, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of
Section 7.3(e) hereof:

                                    (1) If the Options have previously been
exercised by either of the Management Sellers for any shares of Parent Common Stock, with the result that shares of Parent Common Stock have been deposited into the Repurchase Fund, Parent shall be entitled to repurchase an amount of such shares set forth in a certificate of Parent as being equal in value (as determined pursuant to Section 7.3(d)) to any Losses (out of the Repurchase
Fund) such that, to the extent
possible, a number of such shares is repurchased from each of the Management Sellers in proportion to the respective number of shares subject to the Options for which each Management Seller's Option was originally exercsiable, and the Escrow Agent shall, as promptly as practicable, deliver written notice to Parent and the Management Sellers setting forth the number of such shares that Parent (as set forth in such certificate) has the option to repurchase from each of the Management Sellers. Parent agrees that each such purchase of shares shall be made in accordance with Section 11 of the Option Agreements, but the Escrow Agent need not inquire into or verify Parent's compliance with this requirement.

                                    (2) If the aggregate value of any shares
repurchased pursuant to Section 7.3(d)(i)(1) was less than any Losses, and the Escrow Agent has received a certificate of Parent to the effect that the number of shares for which the Options are exercisable has not been reduced by the total number of shares remaining in the Option Fund, the Option Fund shall be considered reduced in an amount set forth in a certificate of Parent as being equal in value (as determined pursuant to Section 7.3(d)) to any Losses, such that the number of shares subject to each Management Seller's Option shall be reduced in proportion to the respective number of shares subject to the Options for which each Management Seller's Option was originally exercsiable, and such reduction is first allocated to any shares then vested and exercisable pursuant to the Option Agreements. The Escrow Agent shall, as promptly as practicable, deliver written notice to Buyer and the Management Sellers setting forth the number of shares by which the Option Fund has decreased, and the total number of shares by which the Option Fund has decreased pursuant to this Section 7.3(d) (the "ESCROW ADJUSTMENT"); all as set forth in such certificate of Parent; PROVIDED, HOWEVER that the Option Fund shall not be reduced to less than zero.

                                    (3) If the shares in the Repurchase Fund
have all been repurchased by the Parent, as set forth above, and the number of shares for which the Options are exercisable has been reduced by the total number of shares remaining in the Option Fund, as set forth above, the Escrow Agent shall deliver to Buyer out of the Escrow Fund, as promptly as practicable, shares of Class A Preferred Shares held in the Escrow Fund in an amount equal in value (as determined pursuant to Section 7.3(d)) to any Losses not yet compensated pursuant to Section 7.3(d)(i)(1) and (2) hereof.

                              (ii)  For the purpose of determining the number of
shares of Parent Common Stock by which the Option Fund has been decreased, and the value of the shares of Parent Common Stock in the Repurchase Fund pursuant to Section 7.3(d)(i)(1) and (2) hereof, each share of Parent Common Stock in the Option Fund and Repurchase Fund shall be valued at the greater of: (i) the Share Price, as defined in the Option Agreements, and (ii) the average of the daily volume-weighted average closing prices quoted on the Nasdaq Stock Market for the Common Stock of Parent on the 20 consecutive trading days prior to the Escrow Agent's receipt of the Officer's Certificate relating to such decrease.

                             (iii)  For the purpose of determining the number
of shares of Class A Preferred Shares to be delivered to Buyer out of the Escrow Fund pursuant to Section 7.3(d)(i)(3) hereof, each Class A Preferred Share shall be valued at the greater of: (i) $11.00 per share, and

(ii) the average of the daily volume-weighted average closing prices quoted on the Nasdaq Stock Market for the Common Stock of Parent on the 20 consecutive trading days prior to the Escrow Agent's receipt of the Officer's Certificate relating to such delivery.

                              (iv)  Prior to any calculation by the Escrow Agent
of the number of shares to be repurchased from the Repurchase Fund, the number of shares for which the Options are exercisable, or the number of Class A Preferred Shares to be distributed, Parent shall deliver to the Escrow Agent a certificate setting forth the per share price of the Parent Common Stock determined in accordance with Section 7.3(d)(ii) or (iii), or, as appropriate, Buyer shall deliver to the Escrow Agent a certificate setting forth the per share price of its Class A Preferred Shares. The Escrow Agent need not make any distribution pursuant to this Agreement unless and until it has received the appropriate certificate and may rely upon any such certificate without inquiry. In no event shall the Escrow Agent be required to determine any such per share price.

                  (e) OBJECTIONS TO CLAIMS. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after receipt by the Escrow Agent, the Escrow Agent shall make no delivery to Buyer of any Escrow Amounts pursuant to Section 7.3(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, there shall be an appropriate reduction in the number of shares in the Option Fund or, at Buyer's discretion, repurchases by Buyer of shares in the Repurchase Fund, and Escrow Agent shall make delivery of shares of Buyer Common Stock from the Escrow Fund, all in accordance with Section 7.3(d) hereof, provided that no such reduction, repurchase, payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                  (f) RESOLUTION OF CONFLICTS; ARBITRATION.

                               (i)  In case the Securityholder Agent shall so
object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Buyer shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Buyer Common Stock from the Escrow Fund in accordance with the terms thereof.

                              (ii)  If no such agreement can be reached after
good faith negotiation, either Buyer or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator. Buyer and the Securityholder Agent shall agree on such arbitrator; provided that if Buyer and the Securityholder Agent cannot agree on such arbitrator, either Buyer or the Securityholder Agent can request that the American Arbitration Association ("AAA") select the arbitrator. The arbitrator selected shall determine the dispute in accordance with Article V of this Agreement. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.3(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                             (iii)  Judgment upon any award rendered by the
arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York under the rules then in effect of the American Arbitration Association. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

                  (g) SECURITYHOLDER AGENT OF THE SHAREHOLDERS; POWER OF
ATTORNEY.

                               (i)  Upon Closing, and without further act of any
shareholder, Eric Boyko shall be appointed as agent and attorney-in-fact (the "SECURITYHOLDER AGENT") for each Seller, for and on behalf of the Sellers, to give and receive notices and communications, to authorize delivery to Buyer of shares of Buyer Common Stock from the Escrow Fund in satisfaction of claims by Buyer, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Sellers from time to time upon not less than thirty (30) days prior written notice to Buyer; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Unless and until the Escrow Agent receives a certificate setting forth the identity of a successor Securityholder Agent and such other information as the Escrow Agent may reasonably request, the Escrow Agent may assume without inquiry that the last Securityholder Agent of which it has received notice remains in that capacity and that no such successor has been appointed. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation from Buyer, Unlimited, Parent or the Company for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Sellers.

                              (ii)  The Securityholder Agent shall not be liable
for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Sellers on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

                  (h) ACTIONS OF THE SECURITYHOLDER AGENT. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Sellers for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Buyer may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such shareholder of the Company. The Escrow Agent and Buyer are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

                  (i) THIRD-PARTY CLAIMS. In the event Buyer becomes aware of a third-party claim which Buyer intends to assert for a demand against the Escrow Fund, Buyer shall notify the Securityholder Agent of such claim. Buyer shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of, or in itself fix, the amount of any claim against the Escrow Fund.

                  (j) ESCROW AGENT'S DUTIES.

                               (i)  The Escrow Agent shall be obligated only for
the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Buyer and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act taken, suffered, or permitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                              (ii)  The Escrow Agent is hereby expressly
authorized to comply with and obey orders, judgments or decrees of any court of law, notwithstanding any notices, warnings or other communications from any of the parties hereto or any other person to the contrary. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                             (iii)  The Escrow Agent shall not be liable in any
respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder. Nor shall the Escrow Agent be liable for punitive, incidental or consequential damages.

                              (iv)  The Escrow Agent shall not be liable for the
expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                               (v)  In performing any duties under the
Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                              (vi)  If any controversy arises between the
parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Buyer Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent deems may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages.

                             (vii)  The Parent, Buyer and Unlimited and their
respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                            (viii)  The Escrow Agent may resign at any time
upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to apply to a court of competent jurisdiction to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment in form and substance acceptable to Buyer and Securityholder Agent and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The predecessor escrow agent shall be discharged from any further duties and liability under this Agreement upon the execution by such successor of such agreement.

         7.4 FEES AND EXPENSES. All fees and expenses of the Escrow Agent for performance of its duties hereunder shall be paid by Buyer in accordance with
Schedule 7.4. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Buyer promises to pay these sums upon demand.

         7.5 NO LIMITATION ON RIGHTS OR RECOURSE OF SELLERS. The parties hereto acknowledge that the failure of this Article VII to provide the Sellers with any right of indemnification for inaccuracy in or breach of any representation, warranty or covenant of Buyer, Parent or Unlimited in this Agreement or in any instrument delivered pursuant to this Agreement shall not restrict any rights or recourse of the Sellers against the Buyer, Parent or Unlimited for inaccuracy in or breach of a representation, warranty, or covenant of Buyer, Parent or Unlimited in this Agreement or in any instrument delivered pursuant to this Agreement.

         7.6 ESCROW AGENT NOT TRANSFER AGENT. The Escrow Agent is not the transfer agent of the Escrow Shares and so can not distribute them directly to the persons entitled to them. The Escrow Agent shall have satisfied its duty to distribute such shares when it shall have delivered certificates to the transfer agent with instructions as to how they should be distributed.

         7.7 TAX REPORTING DOCUMENTATION. If the Escrow Fund consists in whole or in part in cash to be invested by the Escrow Agent, the Securityholder Agent agrees on behalf of each beneficial owner of Escrow Shares to provide the Escrow Agent with certified tax identification numbers for each of such holders by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, "TAX REPORTING DOCUMENTATION") to the Escrow Agent within 30 days after the date they are requested by the Escrow Agent. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code, as it may be amended from time to time, to withhold a portion of the interest earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement.

         7.8 INVESTMENT OF CASH (IF ANY) ON HAND IN THE ESCROW FUND. Cash, if any, on hand in the Escrow Account shall be invested in the SSgA U.S. Treasury Money Market fund, which is a mutual fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government. For tax reporting and withholding purposes, income on such investments shall be allocated to the Sellers in accordance with their percentage interests set forth in Schedule 7.3.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 TERMINATION. Except as provided in Section 8.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing.

                  (a) by mutual written consent of the Company and Buyer;

                  (b) by Parent or the Company if: (i) the Closing has not occurred before 5:00 p.m. (New York time) on June 1, 2000 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any governmental entity that would make consummation of the Acquisition illegal;

                  (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition, by any Governmental Entity after the date hereof, which would: (i) prohibit Parent's or the Company's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Acquisition;

                  (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or the Sellers and (i) such breach has not been cured within five (5) business days after written notice to the Company (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in
Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied;

                  (e) by the Company or the Sellers if they are not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Buyer, Parent or Unlimited and (i) such breach has not been cured within five (5) business days after written notice to Parent (provided that, no cure period shall be required for a breach which by its nature cannot be cured), and (ii) as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied.

         Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

         8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Parent, Unlimited, the Company or the Sellers, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 5.2 and 5.3 and Articles VIII and IX (other than Section 9.1) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

         8.3 AMENDMENT. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

         8.4 EXTENSION; WAIVER. At any time prior to the Closing, Parent, Buyer and Unlimited, on the one hand, and the Company and Sellers, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE IX

                               GENERAL PROVISIONS


         9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties, covenants and agreements of the Company and the Sellers in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and shall terminate two (2) years after the Closing Date, and all representations, warranties, covenants and agreements of the Buyer, Parent and Unlimited in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date and shall terminate with regard to each Seller upon the date that all of the Class A, C, D and E Preferred Shares of Buyer issued to such Seller pursuant to this Agreement have been converted into Exchangeable Shares of Buyer, and all such Exchangeable Shares of Buyer held by such Seller have been exchanged for Parent Common Stock; PROVIDED, HOWEVER, that (i) the representations and warranties contained in
Section 2.11(i) shall terminate upon December 31, 2001, (ii) the representations and warranties contained in Section 2.8 shall terminate only on expiration of all applicable statutes of limitation for the periods ended on or prior to the Closing Date, (iii) the covenants and agreements contained in Section 5.12 shall terminate three (3) years after the Closing Date, (iv) the representations, warranties, covenants and agreements in

Section 2.27 and 5.13 shall not terminate, and (v) the covenants and agreements in the Declaration of Registration Rights shall terminate as to each Seller on the earlier of the date: (A) six years from the Closing Date, and (B) the Parent Common Stock issuable on exchange of the Exchangeable Shares issuable upon conversion of the Class A, C, D and E Preferred Shares held by such Seller shall be eligible for resale pursuant to Rule 144 of the Securities Act.

         9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Buyer to:

                           ZapMe! Corporation
                           3000 Executive Parkway, Suite 150
                           San Ramon, California 94583
                           Attention: Legal Department
                           Telephone No.: (925) 543-0300
                           Facsimile No.: (925) 543-0301

                           with a copy to:

                           Wilson Sonsini Goodrich & Rosati
                           650 Page Mill Road
                           Palo Alto, California 94304-1050
                           Attention:  Joseph F. Daniels, Esq.
                           Telephone No.:  (650) 493-9300
                           Facsimile No.:  (650) 493-6811

                  (b) if to the Company, to:

                           Efundraising.com Corporation
                           53 Duke Street, Suite 50
                           Montreal, Quebec H3C2L8
                           Attention: Eric Boyko
                           Telephone No.: 514-875-1245
                           Facsimile No.: 514-875-8664

                           with a copy to:
                           Louis-Robert Lemire
                           493 De La Grande-Allee
                           Nuns Island, Quebec H3E 1Y4
                           Telephone No.: 514-362-9341
                           Facsimile No.: 514-362-9331

                  (c) if to the Securityholder Agent:

                           Eric Boyko
                           1 McGill Street, Suite 620
                           Montreal, Quebec H2Y483
                           Telephone No.: (514) 982-6585
                           Facsimile No.: (514) 875-8664

                           with a copy to:

                           Goodman Phillips & Vineberg
                           1501 Avenue McGill College
                           26 Etage
                           Montreal (Quebec) Canada H3A 3N9
                           Attention: Brian Salpeter, Esq.
                           Telephone No.: 514-841-6400
                           Facsimile No.: 514-841-6499

                  (d) if to the Escrow Agent:

                           State Street Bank and
                           Trust Company of California, N.A.
                           633 West 5th Street, 12th Floor
                           Los Angeles, CA 90071
                           Attention: Corporate Trust Administration
                                     (ZapMe!/ Efundraising 2000 Escrow)
                           Telephone No.: (213) 362-7345
                           Facsimile No.: (213) 362-7357

         If any document is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such document was received by such other person on the date on which is was received by the Escrow Agent.

         9.3 INTERPRETATION. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         9.5 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein:

(a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Buyer may assign its rights and delegate its obligations hereunder to its affiliates.

         9.6 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.7 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

         9.9 ARBITRATION.

                  (a) The parties shall attempt in good faith to agree upon the rights of the respective parties with respect to any dispute or controversy arising out of, relating to, or in connection with this Agreement or the interpretation, validity, construction, performance, breach or complete termination thereof.

                  (b) If no such agreement can be reached after good faith negotiation, either of the parties may demand arbitration of the matter (except any such dispute or controversy related to Article VII or Section 2.11, 2.15, or
8.11 of this Agreement) and the matter shall be settled by arbitration conducted by one arbitrator. Buyer and the Securityholder Agent shall agree on the arbitrator; provided that if Buyer and the Securityholder Agent cannot agree on one arbitrator, either Buyer or the Company can request that the AAA select the arbitrator. The arbitrator selected by the AAA shall determine the dispute in accordance with Section 9.9. The arbitrator shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a court of competent law or equity, should the arbitrator determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator shall be final, conclusive and binding upon the parties to this Agreement.
Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator.

                  (c) Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. In the event that any such arbitration is requested by any party, such arbitration shall be held in New York, New York, and in the event that any such arbitration is requested by any Seller or the Escrow Agent, such arbitration shall be held in New York, New York, in any case under the rules then in effect of AAA. For purposes of this Section 9.9, in any arbitration hereunder, the non-prevailing Party to an arbitration shall pay its own expenses, the fees of the arbitrator, the administrative costs of the arbitration and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

         9.10 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.12 ENGLISH LANGUAGE ONLY. The parties hereto confirm that is their wish that this Agreement, as well as all other documents related hereto, including legal notices, have been and shall be drawn up in the English language only. Les parties confirment leur desir que cet accord ainsi que tous les documents, y compris tous les avis qui sy rattachent, soient rediges en langue anglaise.






                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Buyer, each Seller, the Company and the Securityholder Agent (but only as to Articles VI, VIII and IX for Securityholder Agent) and have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

ZAPME! CORPORATION                          EFUNDRAISING.COM CORPORATION

By:                                         By:
      ------------------------------              ------------------------------

Name:                                       Name:
      ------------------------------              ------------------------------

Title:                                      Title:
      ------------------------------              ------------------------------

3042179 NOVA SCOTIA LIMITED                 SECURITYHOLDER AGENT

By:                                         By:
      ------------------------------              ------------------------------

Name:                                       Name:
      ------------------------------              ------------------------------

Title:                                      Title:
      ------------------------------              ------------------------------

ZAPME! NOVA SCOTIA COMPANY

By:
      ------------------------------

Name:
      ------------------------------

Title:
      ------------------------------

STATE STREET BANK AND TRUST
COMPANY OF CALIFORNIA, N.A.,
FOR THE PURPOSES OF ARTICLE VII ONLY

By:
      ------------------------------

Name:
      ------------------------------

Title:
      ------------------------------




                  [SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT]

                                    EXHIBIT A

                                   THE SELLERS

-------------------------------------------------------------------------------
MANAGEMENT SELLERS
-------------------------------------------------------------------------------
         Eric Boyko
-------------------------------------------------------------------------------
         Eric Aubertin
-------------------------------------------------------------------------------
SELLERS
-------------------------------------------------------------------------------
         170372 Canada Inc.
-------------------------------------------------------------------------------
         3532755 Canada Inc.
-------------------------------------------------------------------------------
         Ahluwalla, Am
-------------------------------------------------------------------------------
         Boyko, Peter
-------------------------------------------------------------------------------
         Boyko, Roman
-------------------------------------------------------------------------------
         Boylan, Timothy J.
-------------------------------------------------------------------------------
         Chatham SA
-------------------------------------------------------------------------------
         Consultant Gaia Inc.
-------------------------------------------------------------------------------
         Crystal Ontrack Co. Ltd.
-------------------------------------------------------------------------------
         Famcorp Inc.
-------------------------------------------------------------------------------
         Fetherstonhaugh, Rob
-------------------------------------------------------------------------------
         Gagne, Lise
-------------------------------------------------------------------------------
         Lemire, Dr. Robert
-------------------------------------------------------------------------------
         Lemire, Louis Robert
-------------------------------------------------------------------------------
         Placements Serge Laflamme Inc.
-------------------------------------------------------------------------------

                                    EXHIBIT D

                               ZAPME! CORPORATION

                       DECLARATION OF REGISTRATION RIGHTS

         This Declaration of Registration Rights ("DECLARATION") is made as of March 31, 2000 by ZapMe! Corporation, a Delaware corporation ("ZAPME!"), for the benefit of the stockholders (the "SELLERS") of Efundraising.com Corporation, a corporation existing under the federal laws of Canada, in connection with the Sellers acquiring securities convertible or exchangeable into Common Stock of ZapMe! pursuant to that certain Share Purchase Agreement dated as of March 31, 2000 (the "PURCHASE AGREEMENT") to which this Declaration is attached as EXHIBIT D.

         1.   DEFINITIONS.  As used in this Declaration:

                  (a) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (b) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (c) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by ZapMe! with the Commission.

                  (d) "HOLDER" means: (i) any Seller, for so long as such Seller continues to hold Registrable Securities issued pursuant to the Purchase Agreement, or (ii) a transferee of Registrable Securities by a Holder, to whom registration rights under this Declaration are assigned pursuant to Section 10 of this Declaration.

                  (e) "REGISTRABLE SECURITIES" means (i) with respect to each Holder, the shares of ZapMe! Common Stock for which the Exchangeable Shares issuable on conversion of the Class A, C, D or E Preferred Shares initially issued to them pursuant to the Purchase Agreement were exchanged or subsequently transferred by another Holder to such Holder pursuant to Section 10 of this Declaration, together with all other shares of ZapMe! Common Stock issued in respect thereof (by way of stock split, dividend or otherwise), and (ii) with respect to all Holders, the aggregate of all Registrable Securities held by all such Holders. Registrable Securities shall not include any shares of ZapMe! Common Stock transferred by a Holder pursuant to Section 10 hereof to any person who does not agree to be bound by the terms of this Declaration.

                  (f) "SEC" means the Securities and Exchange Commission.

         Capitalized terms not otherwise defined herein have the meanings given to them in the Purchase Agreement.

         2. REGISTRATION. As soon as practicable after ZapMe! becomes eligible to register its shares of Common Stock for resale on Form S-3, ZapMe! shall use commercially reasonable efforts to cause the Registrable Securities held by each Holder following the Acquisition to be registered under the Securities Act on Form S-3 so as to permit the resale thereof (the "ELIGIBILITY DATE"). In connection therewith, ZapMe! shall prepare and file with the SEC as soon as practicable after the Eligibility Date, but in no event later than thirty (30) days immediately following the Eligibility Date, and shall use its commercially reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-3 covering the resale of the Registrable Securities pursuant to Rule 415 under the Securities Act; PROVIDED, HOWEVER, that each Holder shall provide all such information and materials to ZapMe! and take all such action as may be required in order to permit ZapMe! to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Such provision of information and materials is a condition precedent to the obligations of ZapMe! pursuant to this Declaration.

         3. POSTPONEMENT OF REGISTRATION. Notwithstanding the provisions of
Section 2 above, ZapMe! shall be entitled to postpone the declaration of effectiveness of the registration statement prepared and filed pursuant to
Section 2: (i) for three (3) business days after the SEC has informed ZapMe! that it will not review such registration statement or that the SEC has no further comments on such registration statement (either event, the "SEC CLEARANCE DATE") and (ii) for a reasonable period of time after the SEC Clearance Date, but not in excess of thirty (30) days after the SEC Clearance Date, if the Chief Executive Officer or Chief Financial Officer of ZapMe!, acting in good faith, determines and advises the Sellers in writing that there exists any material nonpublic information about ZapMe! the disclosure of which would not be in the best interests of ZapMe! stockholders, which information would otherwise be required by the Securities Act to be disclosed in the registration statement to be filed pursuant to Section 2 above or required by the Exchange Act to be disclosed in any filing under the Exchange Act.

         4. OBLIGATIONS OF ZAPME!. Subject to the limitations of Sections 5 and 11, ZapMe! shall (i) keep the registration statement on Form S-3 filed in accordance with Section 2 hereof effective and current until the earlier of (A) six (6) years after the Eligibility Date, (B) such time as all Registrable Securities have been sold thereunder or otherwise, and (C) such time as the ZapMe! Common Stock issuable on exchange of the Exchangeable Shares (as defined in the Purchase Agreement) issuable upon conversion of the Class A, C, D and E Preferred Shares (as defined in the Purchase Agreement) shall be eligible for resale pursuant to Rule 144 of the Securities Act; (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement;
(iii) furnish to each Holder such number of copies of any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Holder may reasonably request in order to effect the offering and sale of the shares of the Registrable Securities to be offered and sold, but only while ZapMe! shall be required under the provisions hereof to cause the registration statement to remain current; (iv) use its commercially reasonable efforts to register or qualify the Registrable Securities under the securities or blue sky laws of such jurisdictions as each Holder shall reasonably request (provided that ZapMe! shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified);
(v) promptly notify the Holders when such registration statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective;
(vi) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall conform to the requirements of The Nasdaq National Market or any securities exchange on which the Registrable Securities are then listed or admitted to trading; and (vii) use its commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange or quotation system on which the publicly traded securities of ZapMe! are then listed or quoted.

         5. SELLING PROCEDURES. Any sale of Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof shall be subject to the following conditions and procedures:

                  (a) STOCKHOLDER NOTICE: The selling Holder shall provide written notice ("STOCKHOLDER NOTICE") to ZapMe! no less than five (5) business days prior to such Holder's intended sale in substantially the form of ANNEX A attached hereto. Within two (2) business days of receipt of the Stockholder Notice, ZapMe! will inform such Holder in writing if the registration statement and final prospectus then on file with the SEC is current and otherwise complies with the Securities Act such that sales may be made thereunder. After receipt of notice from ZapMe! that the registration statement is current and complies with the Securities Act, such Holder shall then have thirty (30) business days after the date of the intended sale, as specified in the Stockholder Notice, to sell the Registrable Securities proposed to be sold. After such thirty (30) day period, the Sellers shall once again comply with the procedures set forth in this Section 5(a) prior to any further sales;

                  (b) UPDATING THE PROSPECTUS: If ZapMe! informs the selling Holder that the registration statement or final prospectus then on file with the SEC is not current or otherwise does not comply with the Securities Act, ZapMe! shall use commercially reasonable efforts to provide to the selling Holder and file with the SEC, if necessary, a current prospectus that complies with the Securities Act on or before the date of the intended sale of the Registrable Securities as disclosed in the Stockholder's Notice, or, if it is not possible for such current prospectus to be delivered on such date, then as soon as possible thereafter; PROVIDED, HOWEVER, that for any number of days not exceeding a total of 90 days (but in no event any consecutive series of days greater than 45 consecutive days, and for none of the 30 day period subsequent to any of such days) in any 12-month period, ZapMe! shall have the right to delay the preparation of a current PROSPECTUS that complies with the Securities Act if the Chief Executive Officer or Chief Financial Officer of ZapMe!, acting in good faith, determines and advises the Holders in writing that there exists any material nonpublic information about ZapMe! the disclosure of which would not be in the best interests of ZapMe! shareholders, and which information would otherwise be required by the

Securities Act to be disclosed in such current prospectus or required by the Exchange Act to be disclosed in any filing under the Exchange Act.

                  (c) GENERAL: Notwithstanding the foregoing, ZapMe! shall notify each Holder (A) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement,
(B) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (C) of the receipt by ZapMe! of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, or (D) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such event, ZapMe! may suspend use of the prospectus on written notice to each Holder, in which case each Holder shall not dispose of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by ZapMe! that the use of the applicable prospectus may be resumed. ZapMe! shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. Subject to the provisions of Sections 5(a) and 5(b), ZapMe! shall, upon the occurrence of any event contemplated by clause (D), as soon as practicable but in any event within 15 days, prepare and file with the SEC a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) BLACKOUT PERIODS: Holders who become employees of ZapMe! agree to be bound by ZapMe!'s Insider Trading Policy as such may be in effect from time to time for so long as such Holders remain employees of ZapMe!.

         6. EXPENSES. ZapMe! shall pay all of the out-of-pocket expenses incurred, other than underwriting or selling discounts and commissions and the fees and disbursements of any counsel retained by the Sellers, in connection with the registration of Registrable Securities pursuant to this Declaration, including, without limitation, all SEC, National Association of Securities Dealers, Inc.

and blue sky registration and filing fees, listing or quotation fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of ZapMe!' outside counsel and independent accountants.

         7. INDEMNIFICATION. In the event of any offering registered pursuant to this Declaration:

                  (a) INDEMNIFICATION BY ZAPME!: ZapMe! will indemnify each Holder, such Holder's stockholders, directors, officers and agents and each person controlling a Holder, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in any investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by ZapMe! of any rule or regulation promulgated under the Securities Act or state securities laws applicable to ZapMe! in connection with any such registration, and subject to Section 8(c), will reimburse each such Holder, and each person controlling such Holder, for any legal and any other out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that ZapMe! will not be liable in any such case to the extent that any such claim, loss, damage, or liability arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to ZapMe! by such Holder or controlling person and stated to be specifically for use therein.

                  (b) INDEMNIFICATION BY HOLDERS: Each Holder will indemnify ZapMe!, each of its directors and officers, each underwriter, if any, of ZapMe!' securities covered by such a registration statement and each person who controls ZapMe! or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, final prospectus, or any amendment or supplement thereto, incident to any offering registered pursuant to this Declaration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ZapMe!, such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, final prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to ZapMe! by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be several and not joint and shall be limited to the net proceeds (after expenses and commissions) from the sale of Registrable Securities by such Holder as contemplated herein.

                  (c) DEFENDING CLAIMS: Each party entitled to indemnification under this Section 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party receives written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. Notwithstanding the foregoing sentence, the Indemnified Party may retain its own counsel to conduct the defense of any such claim or litigation, and shall be entitled to be reimbursed by the Indemnifying Party for expenses incurred by the Indemnified Party in defense of such claim or litigation, in the event that the Indemnifying Party does not assume the defense of such claim or litigation within sixty days after the Indemnifying Party receives notice thereof from the Indemnified Party. Further, an Indemnifying Party shall be liable for amounts paid in settlement of any such claim or litigation only if the Indemnifying Party consents in writing to such settlement (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability with respect to such claim or litigation.

                  (d) CONTRIBUTION: If the indemnification provided for in this
Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any claim, loss, damage or liability referred to herein, then the Indemnifying Party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, losses, damages or liabilities in such proportion as is appropriate to reflect the relative benefit to or fault of the Indemnifying Party and Indemnified Parties in connection with the actions that resulted in such claims, losses, damages and liabilities. The relative benefit to such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, the gross proceeds received by each such party from the sale of Registrable Securities in the manner contemplated hereby and the benefit received by ZapMe! in consideration for the issuance of the Registrable Securities pursuant to the Purchase Agreement. The relative fault of such Indemnifying Party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claims, losses, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this paragraph. No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party. Notwithstanding the provisions of this Section 8(d), no Holder shall be required to contribute any amount in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities giving rise to such claims, losses, damages or liabilities.

                  (e) The obligations of ZapMe! and each Holder under this
Section 8 shall survive the completion of any offering of stock pursuant to a registration statement under this Declaration.

         8. REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. ZapMe! agrees to:

                  (a) use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of ZapMe! under the Securities Act and the Exchange Act; and

                  (b) furnish to each Holder forthwith upon request (i) a written statement by ZapMe! that it has complied with the reporting requirements of the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time that it so qualifies), (ii) a copy of the most recent annual or quarterly report of ZapMe! and (iii) such other information as may be reasonably requested in availing each Holder of any rule or regulation of the SEC which permits the selling of any such securities pursuant to Form S-3.

         9. ASSIGNMENT OF REGISTRATION RIGHTS. The rights of a Holder pursuant to this Declaration may be assigned by a Holder to a transferee of Registrable Securities only if: (a) ZapMe! is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and a copy of a duly executed written instrument in form reasonably satisfactory to ZapMe! pursuant to which such transferee assumes all of the obligations and liabilities of its transferor hereunder, agrees itself to be bound hereby and provides ZapMe! with such reasonable information as ZapMe! may request to permit the transferee to sell such Registrable Securities pursuant to the registration statement filed in accordance with Section 2 hereof, and (b) immediately following such transfer, the disposition of such Registrable Securities by the transferee is restricted under the Securities Act.

         10. AMENDMENT OF REGISTRATION RIGHTS. The Holders of a majority of the Registrable Securities then outstanding may, with the consent of ZapMe!, amend the registration rights granted hereunder.

         11. TERMINATION. The registration rights set forth in this Declaration shall terminate with respect to a Holder (and the shares held by such Holder shall cease to constitute Registrable Securities) upon the earlier of (i) such time as all of the Registrable Securities then held by such Holder can be sold by such Holder in a three-month period in compliance with Rule 144 under the Securities Act and (ii) six years following the Closing Date of the Acquisition.

         12. OBLIGATIONS OF HOLDERS. By exercising any rights hereunder, each Holder shall be deemed to assume all obligations of a Holder hereunder as though such Holder were a signatory hereto. ZapMe! may require Holders to execute an instrument whereby such Holders expressly assume all obligations of Holders hereunder as a condition precedent to any obligations of ZapMe! hereunder.

                                     ANNEX A

                               STOCKHOLDER NOTICE

         IN ORDER THAT THE PROPOSED SALE OF THE SUBJECT SHARES MAY BE EFFECTED, PLEASE PROMPTLY FAX OR MAIL THIS NOTICE TO:

         ZAPME!

         __________________

         __________________

         ATTENTION:  JENNIFER WILLIAMS, STOCK ADMINISTRATOR

         FAX:(408) ________

         PH: (408) ________

         RE: ZAPME!

         Pursuant to Section 5(a) of the Declaration of Registration Rights attached as Exhibit D to that certain Share Purchase Agreement dated ________, 2000, please be advised that it is the intention of____________________________ (name of Selling Stockholder) to sell __________________ shares of the Common Stock (the "SHARES") of ZapMe! on __________________ (date of intended sale).

         Please provide ZapMe!' written confirmation that the registration statement on Form S-3 (Registration No. 333-_______), as amended (if amended), and the related final Prospectus, as amended or supplemented (if amended or supplemented), on file with the Securities and Exchange Commission as of the date hereof is current and that the sale discussed in the above paragraph can be made within ten (10) business days of the intended sale date by countersigning below. Return ZapMe!' written confirmation to the undersigned at the following address: or fax it to the undersigned at.

         Date: ___________________

STOCKHOLDER:

________________________________________________
(Name of Stockholder)

________________________________________________
(Authorized Signatory)

________________________________________________
(Title, if applicable)

Acknowledged and confirmed by ZapMe! this ______ day of _____________, 200____.

By:

Name:

Title:


                                      -2-